UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZIFF DAVIS, INC.
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Ziff Davis

2024 PROXY STATEMENT

Notice of Annual Meeting of Shareholders to be Held May 7, 2024

Ziff Davis, Inc.
114 5th Avenue, 15th Floor
New York, New York 10011

Dear Fellow Ziff Davis Stockholders:
Despite the challenging operating environment of 2023, Ziff Davis continued to exercise its trademark discipline, generating significant earnings while remaining focused on total growth and further building its healthy balance sheet. The company ably managed expenses, maintaining strong adjusted EBITDA margins, and committed capital to make prudent and strategic acquisitions in an otherwise subdued M&A market. Ziff Davis ended 2023 with more than $900 million of cash and investments and significant additional borrowing capacity.

At the same time, Ziff Davis rigorously pursued innovation throughout 2023. The company’s centrally orchestrated AI enablement efforts led to 28 AI-enabled products and features, 13 of which were made externally available to users, and 15 of which enhanced productivity within the company.

From a governance perspective, the Ziff Davis Board has never been stronger with the appointments of former KPMG Global Audit Sector Leader for the Tech Industry, Jana Barsten, and former GroupM North America CEO, Kirk McDonald in 2023, followed by the appointment of former T-Mobile President of Technology, Neville Ray, in early 2024.

Ziff Davis continued to make notable achievements in ESG over the course of 2023, receiving validation of its emissions reduction targets from the Science Based Targets initiative (SBTi) and participating in the CDP climate questionnaire for the first time, all while improving and maintaining its already strong scores with key ESG ratings agencies. The company’s second annual ESG Report and fourth annual DEI Report, both published in 2023, detail its many other accomplishments.

The addition of new company programs and benefits in 2023 fortified Ziff Davis’ support of its employees with an increased roster of employee resource groups and events, charitable giving opportunities, and more. This expansion was recognized through the accolades the company earned in 2023, including being named a “Best Place to Work for LGBTQ+ Employees” by the Human Rights Campaign’s Corporate Equality Index; one of Mentorloop’s “2023 Most Impactful Mentoring Programs”; and an OnCon Icon Award Winner for its “Top 10 Human Resources Team.”

The high-performing teams of Ziff Davis continue to drive results in 2024. I thank them for their hard work and dedication to creating enduring value for the company’s stockholders.

Thank you for your support of Ziff Davis.

Sincerely,

Sarah Fay
Chair, Ziff Davis Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2024

We will hold the 2024 virtual Annual Meeting of Stockholders of Ziff Davis, Inc., a Delaware corporation, on Tuesday, May 7, 2024, at 9:30 a.m. Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/ZD2024, for the following purposes:
1.To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.To ratify the appointment of KPMG LLP to serve as Ziff Davis’ independent registered public accounting firm for fiscal 2024;
3.To provide an advisory vote on the compensation of Ziff Davis’ named executive officers;
4.To approve the Ziff Davis 2024 Equity Incentive Plan (the “2024 Stock Plan”); and
5.To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.

The foregoing items of business are more fully described in the proxy statement which is attached to, and made a part of, this notice. The Board of Directors has fixed the close of business on March 15, 2024 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the 2024 Annual Meeting of Stockholders and any adjournment or postponement thereof.
We are using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about March 27, 2024, we will email and/or mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials.
All stockholders are cordially invited to attend the Annual Meeting virtually and urged to submit their proxy or voting instructions as promptly as possible to ensure their representation and the presence of a quorum at the same. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares through our virtual platform, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Questions and answers regarding the details of the virtual Annual Meeting of Stockholders of Ziff Davis, Inc., can be found in the “About the Annual Meeting” section.

Important notice of internet availability of proxy materials:

This proxy statement and Ziff Davis’ 2023 Annual Report are available on the Investor Relations section of Ziff Davis’ website at https://investor.ziffdavis.com.

By Order of the Board of Directors,

Jeremy D. Rossen
Corporate Secretary
March 27, 2024
New York, New York

This notice of annual meeting and proxy statement are being made available on or about March 27, 2024.

TABLE OF CONTENTS

PROPOSAL 1 — ELECTION OF DIRECTORS	2
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE AT ZIFF DAVIS	15
MEETINGS AND COMMITTEES OF THE BOARD	22
DIRECTOR COMPENSATION	26
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
AUDIT COMMITTEE REPORT	29
INFORMATION ABOUT ZIFF DAVIS’ AUDITORS	30
PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	32
COMPENSATION DISCUSSION AND ANALYSIS	34
COMPENSATION COMMITTEE REPORT	51
ADDITIONAL COMPENSATION INFORMATION	52
PAY RATIO DISCLOSURE	60
PAY VERSUS PERFORMANCE	61
PROPOSAL 4 — APPROVAL OF THE ZIFF DAVIS 2024 EQUITY INCENTIVE PLAN	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	77
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES	80
DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING	81
COST OF ANNUAL MEETING AND PROXY SOLICITATION	81
HOUSEHOLDING	81
OTHER MATTERS	83
ABOUT THE ANNUAL MEETING	84

1

PROPOSAL 1 — ELECTION OF DIRECTORS

General

A Board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them for Ziff Davis’ eight nominees named below, each of whom is currently a director of Ziff Davis. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current Ziff Davis Board of Directors to fill the vacancy.
Vote Required
Each share of Ziff Davis common stock may vote for up to eight director-nominees. Votes may not be cumulated. If a quorum is present, each of the nominees receiving the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at the Annual Meeting will be elected to the Ziff Davis Board of Directors.
The term of office of each person elected as a director will continue until the next Annual Meeting or until their successor has been duly elected and qualified or until the director’s earlier resignation or removal.
THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

2

NOMINEE INFORMATION

Nominees

The names of the nominees, their ages on March 15, 2024 (the “record date”) and certain other information about them are set forth below:(1)

Name	Age	Principal Occupation	Director Since
Vivek Shah	50	CEO of Ziff Davis, Inc. Director, Group Black.	2018
Sarah Fay(2)	61	Chair, Ziff Davis, Inc. Board of Directors. Former Partner and Managing Director at Glasswing Ventures.	2018
Jana Barsten(3)	60	Former Global Audit Sector Leader for the Technology Industry, KPMG. Director, Robert Half Inc.	2023
Trace Harris(3)(4)	58	Former SVP, Strategy, Finance, and Business Innovation, Vivendi. Director, Altair Engineering.	2021
William Brian Kretzmer(2)(3)	70	Founder and CEO, Kretzmer Consulting. Director, CIM Real Estate Finance Trust, Inc.	2007
Kirk McDonald(2)(4)	57	Former CEO of GroupM North America. Director, Elanco.	2023
Neville Ray(2)(4)	61	Former President of Technology and Chief Technology Officer of T-Mobile USA. Member of the U.S. President’s National Security Telecommunications Advisory Committee.	2024
Scott C. Taylor(2)(3)	59	Former Executive Vice President and General Counsel of Symantec. Director, Piper Sandler Companies.	2020

(1) There are no family relationships among any directors or executive officers of Ziff Davis.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Member of the Environmental, Social, and Governance Committee.

3

Characteristics and Skills

Ziff Davis embraces the business and societal imperative to have a diverse and inclusive organization. This imperative extends to our Board of Directors, as the interests of our shareholders are well-served by a Board of Directors that has a diverse range of characteristics and skills.

The matrix below summarizes the attributes of our directors, which we believe will enable the Board of Directors to effectively lead the Company in achieving its goals and delivering value to shareholders.

Demographics	Vivek Shah	Sarah Fay	Jana Barsten	Trace Harris	William Brian Kretzmer	Kirk McDonald	Neville Ray	Scott C. Taylor
Gender
Female		✓	✓	✓
Male	✓				✓	✓	✓	✓
Ethnicity
Asian	✓
Black						✓		✓
White		✓	✓	✓	✓		✓

4

The matrix below provides a summary of what our Board believes are desirable types of experience and skills possessed by our directors given the nature of our business.

Qualifications & Experience	Vivek Shah	Sarah Fay	Jana Barsten	Trace Harris	William Brian Kretzmer	Kirk McDonald	Neville Ray	Scott Taylor
Corporate Governance
Prior Public Company Board	✓	✓		✓	✓	✓		✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Finance/Audit	✓		✓	✓	✓			✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Environmental, Social, and Governance (ESG)	✓	✓	✓	✓		✓	✓	✓
Knowledge
Mergers & Acquisitions	✓	✓	✓	✓	✓		✓	✓
Strategy/Business Development	✓	✓	✓	✓	✓	✓	✓	✓
Capital Management	✓	✓			✓	✓	✓
Marketing/Subscriptions	✓	✓		✓	✓	✓
Advertising/Sales	✓	✓			✓	✓
Software Development					✓		✓	✓
Legal								✓
Industries
Technology/Software	✓	✓	✓	✓	✓	✓	✓	✓
Digital Media/Entertainment	✓	✓		✓	✓	✓
Health/Wellness	✓							✓
Cybersecurity	✓		✓		✓		✓	✓
Telecommunications	✓				✓	✓	✓	✓
Gaming	✓			✓	✓

5

Backgrounds and Qualifications
The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented herein includes information each director has given us about their age, all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years. Also included is a brief discussion of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that the nominee should serve as a director. In addition to the specifically noted criteria, we believe that each nominee has a reputation for integrity and honesty, and has demonstrated business acumen and an ability to exercise sound judgment.

6

Vivek Shah Chief Executive Officer, Ziff Davis Age: 50 Director since: 2018 Committees: N/A

PROFESSIONAL EXPERIENCE
●Chief Executive Officer, Ziff Davis, 2010 to Present
●Group President, Digital, Time Inc., Time Warner Inc., 2008 to 2009
●President, Fortune/Money Group, Time Warner Inc., 2007 to 2008
●President, Digital Publishing, Business & Finance, Time Warner Inc., 2005 to 2007
●General Manager, Fortune/Money Group, Time Warner Inc., 2001 to 2005
●Vice President, New Business Ventures, Fortune/Money Group, Time Warner Inc., 1999 to 2000
●Founder & General Manager, Fortune Americas, Time Warner Inc., 1997 to 1998

OTHER COMPANY DIRECTORSHIPS
Public
●Former Director, TheStreet (Nasdaq: TST), 2010 to 2014
Private
●Member, Board of Advisors, Fletcher School of Law and Diplomacy, 2023 to Present
●Director, Group Black, 2022 to Present
●Director, LiveOnNY, 2022 to Present
●Member, Board of Trustees, Tufts University, 2021 to Present
●Director, the Craig Newmark Graduate School of Journalism CUNY Foundation, 2019 to Present
●Director, StreetSquash, 2018 to Present

SKILLS AND QUALIFICATIONS
Mr. Shah’s role as Ziff Davis’ Chief Executive Officer and his extensive management experience in the media and technology sectors provide invaluable insight to the Board of Directors.

Mr. Shah led the acquisition of Ziff Davis when it was a private company and its subsequent sale to J2 Global before J2 Global was renamed Ziff Davis in 2021. His leadership of Ziff Davis’ portfolio of brands make Mr. Shah an invaluable part of growing and guiding the company through a rapidly evolving industry.

Through his various management positions at Time Warner’s Time Inc. division, including Group President, Digital, and President of the Fortune/Money Group, Mr. Shah provides our Board of Directors and management team with his substantial experience innovating and leading across an array of digital media properties, including Time.com, Life.com, CNNMoney.com, SI.com, and Golf.com, and the magazines Fortune, Money, and Fortune Small Business.

Mr. Shah’s considerable dealmaking experience enables him to contribute valuable knowledge to Ziff Davis’ Board on mergers and acquisitions that grow and enhance Ziff Davis’ portfolio of businesses. In addition, he serves on multiple private boards dedicated to improving educational, health, and economic outcomes, arming him with deep insight into ESG matters relevant to the Board of Directors.

7

Sarah Fay Former Partner and Managing Director, Glasswing Ventures Age: 61 Director since: 2018 Committees: Chair of the Board; Compensation

PROFESSIONAL EXPERIENCE
●Partner and Managing Director, Glasswing Ventures, 2016 to 2023
●Chief Executive Officer, Aegis Media North America, 2008 to 2009
●President, Carat U.S., 2007 to 2008
●President, Isobar U.S., 2006 to 2008
●President, Carat Interactive, 2000 to 2005
●Managing Director, Carat Freeman, 1996 to 2000

OTHER COMPANY DIRECTORSHIPS
Public
●Former Director, TheStreet (Nasdaq: TST), 2012 to 2019

Private
●Former Director, Narrative I/O, 2019 to 2023
●Former Director, Labviva, 2019 to 2023
●Former Director, Celtra, May 2010 to 2021
●Former Director, Socialflow, 2013 to 2022
●Former Director, Women’s Marketing Inc. (now Stella Rising), 2012 to 2018
●Former Director, [X+1], 2009 to 2014

SKILLS AND QUALIFICATIONS
Ms. Fay is a digital transformation and AI leader who has leveraged major technology innovation waves to establish new models for the operation and marketing of businesses. She brings extensive experience in the media industry to Ziff Davis, with particular knowledge of digital media, marketing, advertising, and AI.

As former Partner and Managing Director at Glasswing Ventures, Ms. Fay’s experience identifying and investing in early-stage AI-driven businesses enables her to provide our Board of Directors and leadership team with a unique perspective on how to grow and innovate our businesses while adding value for our customers.

Ms. Fay’s prior executive roles at Aegis Media North America, Carat U.S., and Isobar U.S. provide our digital media and internet brands with her experienced insights into media, digital marketing, communications, and mergers and acquisitions.

Ms. Fay’s corporate governance experience, through her service as an independent director on the boards of public and private technology and digital media companies, makes her extremely qualified to serve as Board Chair, Compensation Committee member, and as a valuable member of the Board of Directors. Additionally, her service as Nominating and Governance Chair while at TheStreet, her work with the Principles for Responsible Investment, a U.N.-supported network of investors working to promote sustainable investment, and her service as co-lead of the steering committee of All Raise’s Boston chapter, which aims to accelerate the success of female and non-binary founders and funders, enables her to provide differentiated advice and insight into a broad cross-section of business and ESG matters.

8

Jana Barsten Former Partner and Global Audit Sector Leader for Technology Industry, KPMG Age: 60 Director since: 2023 Committees: Audit

PROFESSIONAL EXPERIENCE
●Partner and Global Audit Sector Leader for Technology Industry, KPMG, 2007 to 2023
●Led KPMG’s U.S. Technology Industry for Audit, 2007 to 2022
●Partner, Arthur Andersen LLP, 1986 to 2002

OTHER COMPANY DIRECTORSHIPS
Public
●Director, Robert Half Inc., 2023 to Present
Private
●Director, Housing Trust, Silicon Valley, 2023 to Present
●Director, Girl Scouts of Northern California, 2019 to Present

SKILLS AND QUALIFICATIONS
Ms. Barsten brings to Ziff Davis 37 years of experience in public accounting serving the software, internet and services sectors, with expertise in IPOs, international expansion, and M&A transactions. Her strategic business knowledge as a trusted advisor to executive leaders enables her to provide our Board of Directors and the company’s portfolio of brands with insight into navigating growth and change across all phases of a business’ life cycle.

Ms. Barsten’s 21 years at KPMG, most recently serving as Global Audit Sector Leader for KPMG’s Technology Industry practice and as a member of KPMG’s Global TMT Board, enables her to provide Ziff Davis with extensive financial and audit expertise, having advised her former firm’s largest technology clients on complex revenue recognition matters, accounting rules, acquisitions, divestitures, and financings, including debt and equity offerings.

With her wealth of experience serving high-growth, global technology organizations, Ms. Barsten brings valuable accounting and M&A expertise to the Board of Directors and as a member of its Audit Committee. She also makes valuable contributions to the Board on ESG matters, informed by her experience as a director on the Boards of Girl Scouts of Northern California and Housing Trust Silicon Valley, which seeks to increase affordable housing for the region's workforce, seniors, special needs individuals, and people facing homelessness, and as a committee member of the Peninsula Open Space Trust, an environmental nonprofit that protects open space in northern California’s Peninsula and South Bay.

9

Trace Harris Former Senior Vice President, Strategy, Finance & Business Innovation, Vivendi Age: 58 Director since: 2021 Committees: Audit; Environmental, Social, and Governance

PROFESSIONAL EXPERIENCE
●Senior Vice President, Strategy, Finance and Business Innovation, Vivendi, 2001 to 2014
●Managing Director, Media and Entertainment, Scient, 2000 to 2001
●Senior Vice President, Business Development, Universal Television Group, Universal Studios, 1996 to 2000
●Director, Finance and Operations, International Television, Warner Bros., 1994 to 1996

OTHER COMPANY DIRECTORSHIPS
Public
●Director, Altair, 2016 to Present

Private
●Director, USA Climbing, 2021 to Present
●Former Lead Independent Director, Bungie, 2021 to 2022

SKILLS AND QUALIFICATIONS
Ms. Harris is a seasoned finance and strategy executive, providing Ziff Davis with her deep experience in global transactions, partnerships, and management of large, industry-leading companies across the technology and media sectors.

Through her former role as Senior Vice President, Strategy, Finance & Business Innovation at Vivendi, Ms. Harris brings a wealth of knowledge across corporate strategy, finance, M&A, and business innovation. Her prior executive roles at Universal Studios and Warner Bros., involving international network operations and development, enable her to contribute a unique perspective on global media markets to Ziff Davis’ Board.

Having served as Lead Independent Director on the Board of Bungie, the video game maker of Halo and Destiny, during its sale in July 2022, Ms. Harris also brings deep knowledge of the gaming and entertainment industry to the Board of Directors.

Ms. Harris’ extensive experience on public and private boards involved in complex deal and financial transactions, including leading implementation of public company standards in advance of an initial public offering, makes her a highly qualified member of Ziff Davis’ Audit Committee. Additionally, her service as a Board member of Year Up–a workforce development non-profit organization committed to ensuring equitable access to economic opportunity, education and justice for all young adults–enables her to contribute valuable insights as the chair of Ziff Davis’ Environmental, Social, and Governance Committee.

10

William Brian Kretzmer Founder and CEO, Kretzmer Consulting Age: 70 Director since: 2007 Committees: Audit; Compensation

PROFESSIONAL EXPERIENCE
●Founder & CEO, Kretzmer Consulting, 2006 to Present
●Investor-Partner, Ubicomp System, 2015 to Present
●Chief Executive Officer, MAI Systems Corporation, 1999 to 2006
●Chief Financial Officer, MAI Systems Corporation, 1993 to 1996 and 1999 to 2000

OTHER COMPANY DIRECTORSHIPS
Public
●Director, CIM Real Estate Finance Trust, Inc., 2018 to Present
●Former Director, CIM Income NAV, Inc., 2018 to 2021
●Former Director, Cole Office & Industrial REIT (CCIT III), Inc., 2018 to 2020

SKILLS AND QUALIFICATIONS
As a 30-year veteran in technology industries, Mr. Kretzmer brings his established executive leadership to Ziff Davis, including his extensive experience in public and private companies, firms in transition, restructuring, startups and turnarounds, and expertise in building multiple organizations and providing product and operational oversight.

Having served as Chief Executive Officer and Chief Financial Officer during his tenure at MAI Systems Corporation, a provider of enterprise management solutions, Mr. Kretzmer’s depth of corporate leadership expertise brings to Ziff Davis’ businesses a broad perspective on business strategy, mergers, operations and financial and risk management.

Mr. Kretzmer’s current and former service on the boards of CIM Real Estate Finance Trust, Inc., CIM Income NAV, Inc., and Cole Office & Industrial REIT (CCIT III), Inc. within committees with oversight on audit, valuation, compensation, and affiliate transactions, equips him with highly valuable operational and financial perspective and accounting expertise to contribute as the chair of Ziff Davis’ Audit Committee and as a member of its Compensation Committee.

11

Kirk McDonald Former Chief Executive Officer, GroupM North America Age: 57 Director since: 2023 Committees: Compensation; Environmental, Social, and Governance

PROFESSIONAL EXPERIENCE
●Chief Executive Officer, GroupM North America, 2020 to 2023
●Chief Business Officer, Xandr, 2019 to 2020
●Chief Marketing Officer, Xandr, 2018 to 2019
●Chief Marketing Officer, AT&T Advertising and Analytics, AT&T, 2017 to 2018
●President, PubMatic, 2011 to 2017
●President of Digital, Time Inc., 2009 to 2011
●Chief Advertising Officer, Fortune/Money Group, 2008

OTHER COMPANY DIRECTORSHIPS
Public
●Director, Elanco, 2019 to Present

SKILLS AND QUALIFICATIONS
Mr. McDonald brings extensive media, technology, and advertising industry experience to the Board of Directors. As a proven purpose-driven business and marketing leader recognized for his ability to inspire teams to embrace change and drive business transformation to deliver results and accelerate growth, Mr. McDonald contributes valuable knowledge and perspective to our company.

As the former CEO of GroupM North America, Mr. McDonald has deep experience in leading and aligning the goals and objectives of a 6,500-person organization to drive client media performance and growth. He provides Ziff Davis with his substantial expertise in executive leadership, business strategy and development, and capital management within the digital media industry.

Mr. McDonald’s prior roles as Chief Business Officer of Warner Media, a division of AT&T, Chief Marketing Officer at Xandr, President of PubMatic, Inc., President of Digital, Time Inc., and Chief Advertising Officer of the Fortune/Money Group, arm him with a wealth of knowledge spanning the digital media, technology, and telecommunications industries in which Ziff Davis’ businesses operate.

Mr. McDonald’s corporate governance experience and service on the board of Elanco, in addition to his pioneering additions to GroupM North America’s inclusion initiatives and founding role in the formation of the Black Executive CMO Alliance, make him a valuable and highly qualified member of Ziff Davis’ Compensation Committee and its Environmental, Social, and Governance Committee.

12

Neville Ray Former President of Technology and Chief Technology Officer, T-Mobile USA Age: 61 Director since: 2024 Committees: Compensation; Environmental, Social, and Governance

PROFESSIONAL EXPERIENCE
●President and Strategic Network Advisor to the CEO, T-Mobile USA, 2023
●President of Technology, T-Mobile USA, 2019 to 2023
●Chief Technology Officer, T-Mobile USA, 2010 to 2019
●Executive Vice President of Network Operations, T-Mobile USA, 2005 to 2019
●Vice President of Engineering and Operations, T-Mobile USA, 2000 to 2005
●Network Vice President, Pacific Bell Mobile Services, 1995 to 1999

OTHER COMPANY DIRECTORSHIPS
Private
●Former Vice Chair and Director, CTIA, 2020 to 2023
●Former Chair and Board of Governors member, 5G Americas, 2008 to 2023
●Former Director, Next Generation Mobile Networks Alliance, 2016 to 2020

SKILLS AND QUALIFICATIONS
Mr. Ray’s more than three decades of experience in the telecommunications industry, with expertise in developing wireless networks and running technology services and operations at leading companies, provide Ziff Davis with valuable insights into the telecom space and corresponding regulatory environment.

As former President of Technology and Chief Technology Officer of T-Mobile USA, Mr. Ray’s deep knowledge of the design, deployment, and operational management of wireless networks in the United States and worldwide enables him to provide Ziff Davis with valuable insights across business strategy, capital management, and leading a multinational organization.

Mr. Ray’s deep understanding of the telecommunications, cybersecurity, and technology industries, informed by his extensive career at T-Mobile USA and his prior role as Network Vice President of Pacific Bell Mobile Services, enables him to provide a comprehensive global perspective on growth and innovation to Ziff Davis’ brands.

Mr. Ray’s leadership roles and service on numerous trade organization boards, including 5G Americas, CTIA, and Next Generation Mobile Networks Alliance, provide the Ziff Davis Board of Directors with a depth of expertise within corporate governance and make him a valuable member of Ziff Davis’ Compensation Committee and its Environmental, Social, and Governance Committee.

13

Scott C. Taylor Former Executive Vice President and General Counsel, Symantec Age: 59 Director since: 2020 Committees: Audit; Compensation

PROFESSIONAL EXPERIENCE
●Executive Vice President and General Counsel, Symantec, 2007 to 2020
●Chief Administrative Officer, Senior Vice President and General Counsel, Phoenix Technologies, 2002 to 2007

OTHER COMPANY DIRECTORSHIPS
Public
●Director, Piper Sandler Companies, 2014 to Present
●Former Director, One Medical (1Life Healthcare, Inc.), 2021 to 2023
●Former Director, VirnetX Holding Corporation, 2007 to 2014

Private
●Director, Common Sense Privacy, 2023 to Present
●Director, Common Sense Media, 2022 to Present
●Director, Emtrain, 2021 to Present
●Director, Western Technology Investment, 2011 to Present

SKILLS AND QUALIFICATIONS
Mr. Taylor brings more than two decades of executive experience in the technology industry, including 13 years of experience in cybersecurity, providing the Board of Directors with his depth of expertise and perspective spanning these sectors.

As former Executive Vice President and General Counsel of Symantec, Mr. Taylor’s experience leading a team of more than 300 people spread over 13 countries, managing legal compliance and information security, and overseeing several multi-billion dollar acquisitions, enables him to provide Ziff Davis with deep insights into effective risk management, cybersecurity, M&A, and business strategy. At Symantec, Mr. Taylor was also responsible for overseeing the corporate responsibility functions of the company, including determining and reporting on climate-related risks to the business.

Mr. Taylor’s current and former service on both public and private boards, including Piper Sandler Companies, Western Technology Investment, Emtrain, and One Medical, provides the Board with his deep knowledge of corporate governance across multiple industries and makes him a valuable Compensation Committee chair and member of Ziff Davis’ Audit Committee.

14

ENVIRONMENTAL, SOCIAL AND GOVERNANCE AT ZIFF DAVIS
We have worked extensively to cultivate an organization focused on making a positive social impact through our Five Pillars of Purpose. These pillars are the areas in which we focus our efforts to support our employees, sustainably grow our businesses, care for the planet, and best serve our customers, clients, and stockholders. Our five pillars, further described below, focus on Diversity, Equity & Inclusion, Environmental Sustainability, Community, Data Privacy and Security, and Governance. This collective effort to work towards these areas, using our company mantra of “Doing is Greater Than Talking,” enables the organization to make a positive impact and provides employees with satisfaction and purpose in their work which, in turn, serves our customers.

None of the statements, reports, policies, resources or other content on our website, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or are incorporated by reference into, this proxy statement.

Ziff Davis’ Five Pillars of Purpose

Diversity, Equity & Inclusion	Environmental Sustainability	Community	Data Privacy & Security	Governance
Reinforce our diverse workforce, reflect our diverse audiences, and expand upon our inclusive culture	Reduce our environmental footprint and help our customers and users reduce their footprint	Support our employees worldwide and positively impact the communities around us	Protect our data and customer data, ensure our product security, and respect the data privacy rights of our users	Represent stockholders’ best interests with our rigorous and transparent corporate governance structure

15

Environmental

We are committed to operating sustainably and to limiting any damaging effects our operations may have on climate change, even as our direct operations generate relatively insubstantial greenhouse gas emissions. We continue to make progress on initiatives through our actions, which include:
●Receiving validation of our science-based greenhouse gas emissions reduction targets from the Science Based Targets initiative (SBTi)
●Providing transparency on our climate change efforts by responding to CDP
●Performing an annual greenhouse gas (GHG) inventory process which is then third-party validated
●Continuing our ongoing efforts to reduce the emissions generated in our operations to become more efficient and ensure our services are delivered sustainably
●Integrating environmental risk evaluation criteria, including climate change, into the due diligence process for mergers and acquisitions
●Extending our climate change and environmental policies to our vendors, whom we expect to aspire to our company’s own standards
Our Emissions Reduction Goals
We are proud to have received validation of our science-based greenhouse gas emissions reduction targets from the SBTi, a partnership between CDP, the United Nations Global Compact, World Resources Institute, and the Worldwide Fund for Nature. The SBTi has evaluated our company’s Scope 1, 2, and 3 target ambitions and has determined that they are in line with global efforts to limit global warming to 1.5°C.
Our emissions reductions goals include:
●Absolute Scope 1 and 2 GHG emissions 50% by 2030 from a 2021 base year
●Scope 3 GHG emissions from purchased goods and services and capital goods 51.6% per USD value added within the same timeframe
We began measuring our carbon footprint in 2021 through an annual GHG emissions inventory process, calculating our Scope 1, 2, and 3 emissions, using an independent, third-party expert to measure our company-wide energy usage (including energy derived from renewable sources) and GHG emissions. This process determined that the primary sources of GHG emissions associated with Ziff Davis’ operations are energy usage at our office locations and co-located data centers, our employee commuting and remote working activities, and upstream emissions associated with our suppliers. Our company-wide actions to address these sources of emissions include moving the majority of our development and production environments from co-located data centers to cloud platforms providers committed to zero carbon footprints, continuing to shrink our operational square footage year over year, and actively engaging our supply chain to encourage measurement and disclosure of their emissions.
Ziff Davis Sustainability Council
Employees are encouraged to engage in sustainability efforts by participating in our cross-functional Sustainability Council, overseen by our Senior Vice President, Sustainability and Responsibility. The goal of the Council is to reduce our environmental footprint by working together internally to focus on challenges and opportunities to change our systems and processes to become a more sustainable organization; creating awareness, educating, and supporting our users and customers about

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sustainability, to ultimately help them reduce their footprint; and identifying and altering what employees can individually do to be more sustainable in their everyday lives.
We undertake our environmental efforts across all of our brands and subsidiaries, in connection with our business, strategy, and financial planning. Our sustainability team and Board of Directors are charged with setting these commitments and assessing and managing climate-related risks in ongoing operations. We also consult regularly on environmental issues with stakeholders, including suppliers, employees, and shareholders.

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Social
We embrace the business imperative of providing a supportive and inclusive environment that provides pathways for growth and helps employees achieve their career goals. Our human capital management policies and initiatives include our anti-harassment policy, equal employment opportunity policy, human rights policy, labor rights policy, workplace safety policy, and whistleblower policy, among others, and are available at https://www.ziffdavis.com/esg and https://www.ziffdavis.com/esg-policies. These policies and initiatives, which are overseen by our Board of Directors or its Committees, demonstrate our commitment to equal opportunity, fair labor practices, competitive compensation and benefits, fostering diversity and inclusion in the workplace, and supporting employees’ personal development through training and education.
Benefits
We offer a wide range of benefits to our employees. We also offer comprehensive health insurance coverage with multiple medical plans, including low copayments or deductibles on both primary and mental health care, 100% free telemedicine services, and concierge support for questions regarding employee benefits. We provide travel and lodging reimbursement benefits for U.S. employees who cannot access covered health care services in their area. We provide U.S. employees with additional company-paid insurance coverage, including short-term and long-term disability and group life insurance. We recently expanded access to our Employee Assistance Fund (EAF) to help employees cope with unexpected financial hardships. We provide various financial savings programs to support our employees as they plan and save for the future, including an Employee Stock Purchase Plan (ESPP) (in the United States and certain other countries) and a 401(k) retirement savings plan for U.S. employees. We offer U.S.-based employees a choice of multiple wellness programs through our ZD Be Well program, including free memberships to Calm and Lose It!, as well as a broad range of free wellness activities, webinars, and challenges.
All full-time employees of Ziff Davis worldwide have access to generous parental leave policies, including 16 weeks of paid parental leave to parents who give birth, and 10 weeks of paid parental leave for all other expecting parents (via birth, adoption, or foster placement). We provide additional support to employees with families, including partnering in the U.S. with Maven to provide around-the-clock services at every stage of the family planning journey. Our Flexible Time Off policy, which is available to all eligible full-time and part-time employees based in select countries, enables employees to take time off. Moreover, we strive to be location neutral for both current employees and new hires, and any role can be located almost anywhere with manager approval.
We also recognize the importance of volunteering our time to support local organizations that are making a difference in our communities. We have a Volunteer Time Off policy with full-time employees given 16 hours of paid time off annually and part-time employees given eight hours to volunteer with organizations of their choice. We provide employees with up to $500 annually via a charitable matching gift for participating in our Charitable Matching or Donations by Doing programs.
Diversity, Equity and Inclusion
The Diversity, Equity and Inclusion (“DEI”) strategies and goals of Ziff Davis are a priority for our senior management and are overseen by our Board of Directors and the Environmental, Social, and Governance (“ESG”) Committee. Our Board of Directors, which reflects our commitment to diversity, regularly reviews DEI progress against goals and works to ensure DEI accountability by tying certain incentives in the compensation plans of our corporate leadership team to DEI and ESG goals, including achieving goals for hiring, retention, and leadership.

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We are committed to transparency and regular reporting on DEI metrics and we publish an annual, standalone DEI Report available on our website. The DEI Report shares diversity and representation statistics of the U.S. employee base and describes DEI programs and initiatives across the organization.
We maintain a DEI Council that develops recommendations for the company across employee recruiting, mentorship and advancement. We also offer Employee Resource Groups (ERGs), voluntary employee-led groups mentored by executive sponsors and overseen by our Global DEI and HR Programs team. Our ERGs represent seven identity groups, Asian, Black, 2SLGBTQIA+, Latinx/Hispanic, family of all kinds, and women and gender minorities, of which we have over 800 employees. A new Interfaith ERG was launched in 2023 to bring together individuals of different faiths and beliefs to promote a culture of mutual respect, acceptance, and inclusivity.
Professional Development and Employee Training
Ensuring employees have access to professional development opportunities is a priority for us. By offering employees programs through which they can develop additional skills and find new opportunities within the company, we help to create a more representative and inclusive workforce throughout our organization.
Among our programs are our Global Internal Mobility Program which makes it easier for employees to apply—and be considered first—for positions across our brands through our internal job board, and our Global Mentorship Program, which includes a program for group-based mentorship as well as a one-to-one program that allows employees to partner with more experienced colleagues, set goals together, and then collaborate to help the employee achieve their goals.
We also empower our employees with resources and information to help them champion equity and inclusion within and beyond our organization, including required Diversity and Inclusion and Managing Bias training, annual Anti-Harassment/Anti-Discrimination and Code of Conduct training for all employees, and Anti-Racism and Allyship training for managers.
Awards and Recognition

We are honored to be recognized for our company’s continued work to enhance our programs and benefits and champion diversity, equity and inclusion throughout our businesses.
●In 2022 and 2023 we received a rating of “AA” in MSCI’s ESG Ratings Assessment. The upgrade to an AA rating positions Ziff Davis among leading companies worldwide for action across ESG matters.
●For the third consecutive year we earned a 100% score on the Human Rights Campaign Foundation’s annual Corporate Equality Index and were named one of the “Best Places to Work for LGBTQ+ Employees.”
●Our Global Mentorship Program received the 2022 and 2023 “Most Impactful Mentoring Program” award from Mentorloop.
●We were awarded Bronze for “Best CSR Strategy” in the 2023 Stevie Awards for Great Employers, which recognizes the world’s best employers and the human resources teams, professionals, achievements, suppliers, and products and services that help to create, and drive, great places to work.
●We were a 2023 OnCon Icon Awards winner for its “Top 10 Human Resources Team Award,” which is determined by companies’ communities (both employees and non-employees) casting their votes for a company.
For more information about our ESG and DEI initiatives, please visit our website at https://www.ziffdavis.com/esg.

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Governance
Ziff Davis’ Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics (the “Code”), which are both posted, along with the charters for the Audit, Compensation, and Environmental, Social, and Governance Committees, in the corporate governance section of Ziff Davis’ website at https://www.ziffdavis.com/esg/governance/.
Corporate Governance Principles
Ziff Davis’ Corporate Governance Principles provide guidelines that govern the qualifications and conduct of the Board of Directors. The Corporate Governance Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Select Market (the “Nasdaq listing standards”). The Corporate Governance Principles address, among other things:
●the independence and other qualifications of members of the Ziff Davis Board of Directors and its committees. The Corporate Governance Principles provide that a majority of the directors, and all members of the Audit, Compensation, and Environmental, Social and Governance Committees, shall be independent of Ziff Davis and its management;
●the functions of the Board of Directors in relation to oversight of Ziff Davis;
●the selection, evaluation, and approval of compensation of Ziff Davis’ executive officers;
●the organization and basic function of committees of the Board of Directors; and
●the authority of the Board of Directors and committees to engage outside advisors.
Code of Business Conduct and Ethics
Ziff Davis’ Code of Business Conduct and Ethics applies to all directors, officers, and employees of Ziff Davis, including Ziff Davis’ President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Executive Vice President, General Counsel and Secretary. The Code embodies Ziff Davis’ commitment to conduct its business in accordance with all applicable laws, rules and regulations and the highest ethical standards.
Board Leadership
We separate the roles of Chief Executive Officer and Chair of the Board of Directors in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chair of the Board of Directors at Ziff Davis. The Chief Executive Officer is responsible for setting the strategic direction for Ziff Davis and for the day-to-day leadership and performance of Ziff Davis, while the Chair of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.
Director Independence

Ziff Davis’ Board of Directors has determined that all of our directors, other than our President and Chief Executive Officer, Mr. Shah, are independent within the meaning of the rules of the SEC and the listing rules of the Nasdaq Stock Market.

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Third-Party Compensation of Directors
Under Nasdaq Listing Rule 5250(b)(3), companies must disclose the material terms of all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. As of the date of this proxy statement, none of the Company’s directors or nominees for director were receiving such compensation.
Communications with the Board of Directors and the Audit Committee
The Board of Directors welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls, or auditing matters to Ziff Davis’ Audit Committee. Stockholders may send written communications to the entire Board of Directors, to the Audit Committee or to individual members, addressing them to Ziff Davis, Inc., 114 5th Avenue, 15th Floor, New York, New York, 10011, Attention: Corporate Secretary. Communications by email should be addressed to investor@ziffdavis.com and marked “Attention: Corporate Secretary” in the “Subject” field.
The Board of Directors has instructed the Secretary to review all communications so received (via email or otherwise), and to exercise his discretion not to forward to members of the Board of Directors correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising, routine business matters (i.e., business inquiries, complaints or suggestions), and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Board of Directors.
Risk Management
The Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of Ziff Davis’ risks and strategic direction. The Board of Directors regularly reviews information regarding Ziff Davis’ liquidity and operations, as well as the risks associated with each. Ziff Davis’ Compensation Committee is responsible for overseeing the management of risks relating to Ziff Davis’ executive compensation plans and arrangements. The Audit Committee oversees the process by which Ziff Davis’ senior management and the relevant departments assess and manage Ziff Davis’ exposure to, and management of, financial risks. The Audit Committee also oversees Ziff Davis’ organization-wide approach to identifying and mitigating data security and data privacy risks, as well as the various operational measures that Ziff Davis and its Information Security team put in place to monitor and respond to cyberattacks. The Audit Committee receives quarterly reports from management on our cybersecurity risks. In addition, management updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as certain incidents with lesser impact potential. The full Board of Directors also receives briefings from management on our cyber risk management program. The Environmental, Social, and Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest, and environmental and social corporate responsibility policies and practices. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

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MEETINGS AND COMMITTEES OF BOARD
Meetings and Attendance
The Board of Directors of Ziff Davis held a total of seven meetings during 2023 and also conducted business by written consent. During 2023, each director who served as a director for the full calendar year attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and the committees of which they were a member. Ziff Davis encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. All of Ziff Davis’ then-current directors attended Ziff Davis’ 2023 virtual Annual Meeting of Stockholders.
In accordance with Ziff Davis’ Corporate Governance Principles, executive sessions of non-management directors are held at least four times a year. Sessions are scheduled and led by the Chair. Any non-management director can request that an additional executive session be scheduled.
Committees
The Board of Directors has established three standing committees:
●an Audit Committee;
●a Compensation Committee; and
●an Environmental, Social, and Governance Committee.
Upon the recommendation of the Environmental, Social, and Governance Committee, the Board of Directors elects committee members annually. The table below details the committees’ current membership:

	Audit	Compensation	Environmental, Social and Governance
Sarah Fay		CB
Jana Barsten
Trace Harris			CC
William Brian Kretzmer	CC
Kirk McDonald
Neville Ray
Scott C. Taylor		CC

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The Board of Directors has determined that each of the Audit, Compensation, and Environmental, Social, and Governance Committees are composed solely of independent directors within the meaning of the rules of the SEC and the listing rules of the Nasdaq Stock Market. Current copies of the charters of the Audit, Compensation, and Environmental, Social, and Governance Committees are posted on the corporate governance portion of Ziff Davis’ website at https://www.ziffdavis.com/esg/governance/.
The table below sets forth the number of meetings held by each committee in 2023:

Committee	Number of Meetings in 2023
Audit Committee	10
Compensation Committee	4
Environmental, Social, and Governance Committee	3
Audit Committee
The Audit Committee currently consists of Mses. Harris and Barsten and Messrs. Taylor and Kretzmer. Mr. Kretzmer is the Chair of the Audit Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members as set forth in SOX, the rules of the SEC adopted pursuant to SOX and the listing rules of the Nasdaq Stock Market. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to SOX and has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing rules of the Nasdaq Stock Market. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. The Audit Committee is responsible for, among other things, retaining, overseeing, and determining the compensation of Ziff Davis’ independent auditors; approving the services performed by them; reviewing and overseeing Ziff Davis’ financial reports and reporting process, accounting principles, and its system of internal accounting controls; overseeing compliance with legal and regulatory requirements; establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls and auditing matters; and overseeing cybersecurity risks. See the “Audit Committee Report” below.
Compensation Committee
The Compensation Committee currently consists of Ms. Fay and Messrs. Kretzmer, McDonald, Ray, and Taylor. Mr. Taylor is the Chair of the Compensation Committee. The Compensation Committee is comprised solely of directors who meet all the independence standards for compensation committee members as set forth in the listing rules of the Nasdaq Stock Market. The Compensation Committee is responsible for, among other things:
●administering Ziff Davis’ compensation programs, including its stock-based compensation plans;
●reviewing the performance of Ziff Davis’ executives and approving the goals and objectives, as well as compensation (including, salary, bonus, and equity grants) for Ziff Davis’ executives, other than the Chief Executive Officer;

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●conducting an annual performance evaluation of the Chief Executive Officer and recommending all elements of the Chief Executive Officer’s compensation to the independent members of the Board of Directors for their review and approval;
●periodically evaluating compensation paid to non-management members of the Board of Directors, including monitoring the competitiveness and composition of director compensation;
●recommending to the Board of Directors changes to Ziff Davis’ compensation policies; and
●otherwise seeking to ensure that Ziff Davis’ compensation philosophy is consistent with long term interests of the Company’s shareholders.

The Compensation Committee also has the authority to retain and terminate compensation consultants.
The Compensation Committee’s charter does not provide for the delegation of the Compensation Committee’s responsibilities. See the “Compensation Committee Report” below.
Environmental, Social, and Governance Committee
The Environmental, Social, and Governance (“ESG”) Committee currently consists of Messrs. McDonald and Ray and Ms. Harris, who is the Chair of the Committee. The Committee is comprised solely of directors who meet all the independence standards for nominating committee members as set forth in the listing rules of the Nasdaq Stock Market. The ESG Committee is responsible for, among other things:
●identifying, evaluating and nominating qualified individuals to become director nominees at Ziff Davis’ annual meetings of stockholders or to fill vacancies occurring between annual meetings of stockholders;
●recommending members of the Board of Directors for nomination to, or to fill vacancies on, the standing committees of the Board of Directors;
●overseeing processes for identifying and reviewing potential related party transactions, and reviewing actual and potential conflicts of interests;
●developing, recommending to the Board of Directors and reviewing Ziff Davis’ Corporate Governance Principles;
●evaluating the performance of the Board of Directors and its committees;
●monitoring compliance with Ziff Davis’ stock ownership guidelines; and
●overseeing policies, procedures, reporting, and disclosures with respect to diversity, equity, inclusion, and environmentally sustainable practices.

The ESG Committee has not established specific minimum age, education, experience, or skill requirements for potential director nominees. Our Corporate Governance Principles contain the current Board membership criteria that apply to nominees recommended for a position on the Board of Directors. In selecting director nominees, the ESG Committee takes into consideration various factors to find candidates that will be able to represent the interests of the stockholders, including judgment, skill, diversity (including with regard to race, ethnicity, gender, age, knowledge, experience, and/or geography), integrity, educational background, experience with businesses and other organizations of a comparable size, the interplay of the candidate’s experience with that of the other members of the Board of Directors, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. In accordance with the Company’s Corporate Governance Principles and the ESG Committee Charter, the Company endeavors to have a diverse Board of Directors taking into account numerous factors, including with

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regard to race, ethnicity, gender, age, knowledge, experience, and/or geography. The ESG Committee evaluates the diversity in experience of its directors annually in recommending the slate of nominees to the full Board of Directors, and Ziff Davis believes that the current Board of Directors reflects the diversity of experience it seeks.

In order to have sufficient time to commit to preparation for and attendance at Board and committee meetings, the Board of Directors has determined that non-employee directors should not serve on more than (i) four (4) boards of publicly traded companies (including the Company) unless the Board of Directors determines on a case-by-case basis that such simultaneous service would not impair the ability of such director to effectively perform their obligations as a director of the Company and (ii) three (3) audit committees of publicly traded companies (including the Company) unless the Board of Directors determines on a case-by-case basis that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.
The ESG Committee may consider candidates proposed by its members, other Board members, management, or by stockholders, but is not limited to such candidates. The ESG Committee has from time to time also engaged third-party search firms to assist in identifying and evaluating possible candidates. The ESG Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by other sources. Ziff Davis sets forth its policy with regard to the consideration of any director candidates recommended by stockholders in its Bylaws. See “Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting” for more information regarding the procedures for the consideration of any director candidates recommended by stockholders.
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DIRECTOR COMPENSATION

During fiscal 2023, each director who is not an officer or employee (“non-management director”) received an annual retainer payable in equal monthly installments (the “Annual Retainer”). In addition to the Annual Retainer, the Chair of each of the Audit, Compensation, and Environmental, Social, and Governance Committees received an additional fee, payable in equal monthly installments.
For 2023, non-management directors were entitled to receive Board of Directors and Board committee retainers described in the following table. We also reimburse directors for all reasonable expenses incurred in attending Board of Directors and Board committee meetings upon submission of appropriate documentation.

Board & Board Committee Service	Compensation in 2023 ($)
Annual Restricted Stock Award	200,000
Chair of the Board Annual Cash Retainer	150,000
Annual Cash Retainer	70,000
Audit Committee Chair Additional Annual Cash Retainer	25,000
Compensation Committee Chair Additional Annual Cash Retainer	15,000
Environmental, Social, and Governance Committee Chair Additional Annual Cash Retainer	15,000

On the date of the 2023 Annual Meeting of Stockholders, each non-management director received restricted stock units with respect to our common stock with a fair market value of approximately $200,000 on the date of grant which fully vest on the first anniversary of the date of grant.

Stock Ownership Guidelines for Non-Management Directors
We have established stock ownership guidelines to help ensure that the interests of executive officers and directors align with those of our company. In accordance with our stock ownership guidelines, non-management directors are expected to acquire and hold during their service on the Board of Directors shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee). Non-management directors have five years from the later of (i) the date we instituted our stock ownership guidelines for non-management directors and (ii) their initial election to the Board of Directors, to meet their target stock ownership requirements. Our ESG Committee monitors for compliance with these stock ownership guidelines. Our full stock ownership guidelines are available on our corporate website at https://www.ziffdavis.com/esg-policies. All of our non-management directors were in compliance with these guidelines.
Anti-Hedging and Anti-Pledging Policy
    All of our directors are subject to our Securities Trading Policy which, among other things, prohibits such directors from entering into short sales or hedging or pledging shares of our common stock. For a more detailed description of our Securities Trading Policy, see “Components of Our Executive Compensation Program—Prohibitions on Hedging and Pledging Transactions” below.

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2023 Director Compensation
The following table contains information with respect to the compensation of Ziff Davis’ non-management directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Sarah Fay	165,000	199,943	364,943
Jana Barsten(3)	11,666	199,983	211,649
Trace Harris	70,000	199,943	269,943
William Brian Kretzmer	95,000	199,943	294,943
Kirk McDonald(3)	5,833	199,950	205,783
Jonathan Miller(4)	46,666	199,943	246,609
Neville Ray(5)	0	0	0
Scott C. Taylor	85,000	199,943	284,943

(1)These amounts represent the grant date fair value under FASB ASC Topic No. 718, Compensation – Stock Compensation (“ASC 718”) for restricted stock units granted in 2023. The ASC 718 value as of the grant date for stock awards is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted in 2023 are included in Note 15, “Stock Options and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2023, included in Ziff Davis’ Annual Report on Form 10-K filed with the SEC on February 26, 2024.
(2)Mses. Fay and Harris and Messrs. Kretzmer and Taylor each had unvested restricted stock units totaling 3,013 shares of Ziff Davis common stock outstanding at December 31, 2023. Ms. Barsten had unvested restricted stock units totaling 3,347 shares of Ziff Davis common stock outstanding at fiscal year end. Mr. McDonald had unvested restricted stock units totaling 3,030 shares of Ziff Davis common stock outstanding at fiscal year end.
(3)Ms. Barsten and Mr. McDonald joined the Board of Directors in 2023, and their fees earned or paid in cash are pro-rated for their service in 2023.
(4)Mr. Miller served as a Board member until his resignation on September 25, 2023.
(5)Mr. Ray did not serve on the Board of Directors in 2023.

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PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as the independent registered public accounting firm for Ziff Davis for the fiscal year ending December 31, 2024. KPMG began serving as Ziff Davis’ independent registered public accounting firm in 2023 and their selection was ratified at the Company’s 2023 Annual Meeting. Notwithstanding the ratification of KPMG as Ziff Davis’ independent registered public accounting firm, the Audit Committee, in its discretion, may direct appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ziff Davis and its stockholders. In addition, if the stockholders do not ratify the appointment of KPMG, the Audit Committee will consider the appointment of another independent registered public accounting firm, but is not required to do so. Representatives of KPMG are expected to virtually attend the Annual Meeting and be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they wish to do so.
Vote Required
Ratification of KPMG as Ziff Davis’ independent auditors for the fiscal year ending December 31, 2024 requires the affirmative vote of the holders of a majority of shares of Ziff Davis common stock present or represented and entitled to vote at the Annual Meeting.
THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 – RATIFICATION OF SELECTION OF KPMG AS ZIFF DAVIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Notwithstanding anything to the contrary set forth in any of Ziff Davis’ filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

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AUDIT COMMITTEE REPORT
Ziff Davis’ management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP (“KPMG”), Ziff Davis’ independent auditor for 2023, was responsible for expressing opinions on the conformity of Ziff Davis’ 2023 audited financial statements with generally accepted accounting principles and on the effectiveness of Ziff Davis’ internal control over financial reporting as of December 31, 2023. The Audit Committee reviewed Ziff Davis’ financial reporting process on behalf of the Board of Directors. As part of this review for fiscal 2023, the Audit Committee met privately with KPMG and Ziff Davis’ internal auditors to discuss the Company’s financial statements and disclosures, accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, KPMG, or the internal auditors.
In this context, the Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2023, Ziff Davis’ internal control over financial reporting and KPMG’s evaluation of Ziff Davis’ internal control over financial reporting. The Audit Committee discussed with KPMG the applicable matters required to be discussed by the Public Company Accounting Oversight Board and the SEC. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG that firm’s independence. The Audit Committee concluded that KPMG’s provision of audit and non-audit services to Ziff Davis and its affiliates through December 31, 2023, did not impair KPMG’s independence.
Based on the considerations referred to above, the Audit Committee recommended to Ziff Davis’ Board of Directors that the audited financial statements for the fiscal year ended December 31, 2023, be included in Ziff Davis’ Annual Report on Form 10-K for 2023.
Submitted by the Audit Committee of
Ziff Davis’ Board of Directors,
William Brian Kretzmer, Chair
Jana Barsten
Trace Harris
Scott C. Taylor

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INFORMATION ABOUT ZIFF DAVIS’ AUDITORS
Audit Fees
The fees billed to Ziff Davis by KPMG for services rendered relating to fiscal 2023 are set forth below. In March 2023, the audit committee selected KPMG as our independent registered public accounting firm, effective March 2023, replacing BDO USA, P.C. (“BDO”) (formerly known as BDO USA, LLP).

2023
($ thousands)
Audit Fees(1)	2,629
Audit-Related Fees(2)	25
Tax Fees(3)	1,238
All Other Fees(4)	9
Total	3,901

(1)    Audit Fees included amounts billed or to be billed for professional services rendered for the audit of annual consolidated financial statements, the review of financial statements included in quarterly reports, and the audits of internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the SEC and certain accounting consultations in connection with the audits.
(2)    Audit-Related Fees included amounts billed for assurance and related services, including but not limited to due diligence related to mergers and acquisitions, accounting consultations, and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, consultation concerning financial accounting and reporting standards, or forensic insurance and recovery services.
(3)    Tax Fees consisted principally of professional services rendered for tax compliance and tax planning and advice including assistance with tax audits and appeals and tax advice related to mergers and acquisitions.
(4)    All Other Fees included amounts billed for all other fees not related to the categories above including corporate finance assistance and advisory services.

Pre-Approval Procedure for Services
The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the performance of our independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all audit and non-audit services. Requests for the independent registered public accounting firm to provide any services to Ziff Davis must be submitted to the Audit Committee by both the independent

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registered public accounting firm and the Chief Financial Officer and must be pre-approved. The Audit Committee may delegate pre-approval authority to one or more of its members.
Changes in Independent Registered Public Accounting Firms
On March 8, 2023, the Audit Committee approved the dismissal of BDO as the Company’s independent registered public accounting firm, effective immediately.
The reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of BDO on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 contained an adverse opinion on our internal control over financial reporting due to material weakness regarding management’s failure to design and maintain controls over the Consensus Cloud Solutions, Inc. spin-off. Management concluded that the material weakness was remediated during the fourth quarter of 2022, and the audit report of BDO on the effectiveness of our internal control over financial reporting as of December 31, 2022 did not contain any adverse opinion or disclaimer of opinion.
During the years ended December 31, 2022 and 2021, and the subsequent period through March 8, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in their reports on the financial statements, and no reportable events occurred as set forth in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and described above.
Also on March 8, 2023, the Audit Committee approved the appointment of KPMG as the Company’s new independent registered public accounting firm, effective March 13, 2023. During the two most recent fiscal years and in the subsequent interim period through March 13, 2023, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Ziff Davis is seeking approval of an advisory resolution on the compensation of its named executive officers, as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured Ziff Davis’ executive compensation program to link compensation to continuous improvements in corporate performance and increases in stockholder value. Ziff Davis’ executive compensation program goals include the following:
●to establish pay levels that attract, retain and motivate highly qualified executive officers, while considering the overall market competitiveness for such executive talent and balancing the relationship between total stockholder return and direct compensation;
●to align executive officer remuneration with the interests of the stockholders;
●to recognize superior individual performance;
●to balance base and incentive compensation to complement Ziff Davis’ annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance; and
●to provide compensation opportunities based on Ziff Davis’ performance.
Ziff Davis urges stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how Ziff Davis’ executive compensation policies and procedures operate and are designed to achieve its compensation goals, as well as the Summary Compensation Table and other related compensation tables and narrative in the section, which provide detailed information on the compensation of Ziff Davis’ named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving Ziff Davis’ goals, and that the compensation of the named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, Ziff Davis is asking stockholders to approve the following advisory resolution at the 2024 Annual Meeting of Stockholders:
RESOLVED, that the stockholders of Ziff Davis, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes, and narrative in the proxy statement for the Company’s 2024 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

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Vote Required
Approval of the advisory resolution on the compensation of Ziff Davis’ named executive officers requires the affirmative vote of the holders of a majority of shares of Ziff Davis common stock present or represented and entitled to vote at the Annual Meeting.

THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 – APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS
2023 Financial Performance

Ziff Davis is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, gaming and entertainment, shopping, health and wellness, connectivity, martech, and cybersecurity. Our brands include IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Everyday Health, BabyCenter, What To Expect, Moz Group, VIPRE, and IPVanish.

In 2023, Ziff Davis had revenues of $1,364 million and Adjusted EBITDA of $482 million, resulting in Adjusted EBITDA margins of 35.4%. The Company was able to weather macroeconomic challenges, and certain industry-specific pressures, which resulted in a revenue decline of only 1.9% in 2023 as compared with 2022 revenue. Moreover, despite a challenging operating environment for advertising companies during the last two years, excluding the contribution in 2021 from divested businesses, Ziff Davis’ revenues declined just 1.4% and Ziff Davis was able to maintain Adjusted EBITDA margins in the mid-30’s. The Company has historically prioritized profitable growth, coupled with an acute focus on maintaining its margin profile and the generation of free cash flow, and this was true during this challenging period. Importantly, certain of our second half 2023 results reflect significant improvement as compared with our first half results. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

The Company ended the year with a very strong balance sheet, which reflects an increase in cash and cash equivalents of approximately $85 million as compared with the end of 2022. This increase reflects the Company’s focus on the generation of after-tax free cash flow, which enables a variety of capital allocation activities, including M&A and stock repurchases. In 2023, the Company completed two small strategic acquisitions. Ziff Davis also allocated $109 million on stock repurchases throughout the year.

While we believe our 2023 performance was relatively strong given the significant market headwinds, the overall decline in our operating results had a significant impact on our named executive officers’ 2023 incentive compensation, consistent with our pay-for-performance philosophy.

Say-on-Pay Vote and Stockholder Engagement
At Ziff Davis’ 2023 Annual Meeting of Stockholders held on May 5, 2023, the Company held a stockholder advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay” vote. Ziff Davis’ stockholders approved the compensation of the named executive officers, with approximately 80.8% of the stockholder votes cast in favor of the Company’s say-on-pay proposal. The Compensation Committee interpreted this level of support as affirmation by our stockholders of the design and overall execution of our executive compensation programs.
Although Ziff Davis received significant support by its stockholders on its “say-on-pay” vote in 2023, the Company believed it was in the best interest of the Company to continue to engage with our stockholders through our stockholder outreach program to gather feedback on a number of issues including, but not limited to, environmental, social, and governance matters, financial and business performance, corporate governance, and executive compensation. In 2023 and 2024, the Company reached out to shareholders (exclusive of current or former directors and officers) representing more than 80% of its shares, and offered the opportunity to engage with us. The Company held meaningful meetings with 19 of these shareholders and discussed various topics, and our Chair of

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the Board of Directors and then-current Compensation Committee chair participated in five of these meetings (representing shareholders owning approximately 31% of outstanding shares). Below is a summary of certain of the topics discussed, along with what Ziff Davis is doing in response:

Topic/Feedback	Changes for Fiscal Year 2024 and Beyond
Performance Award Design
Certain shareholders requested the Company review the structure of its performance stock awards and consider moving away from an absolute share price-based performance award program.
In fiscal 2024, we redesigned our performance award program and have issued performance awards based upon relative total shareholder returns (“TSR”).
Skills Matrix Shareholders expressed a desire for greater disclosure of directors’ skills and experiences.	In this proxy statement, we have provided a skills matrix illustrating the key skills and experiences of each of our directors.
Board Size Certain shareholders indicated that they believed we could increase the size of our Board to enhance our Board’s skills and experience and to align with our varied set of businesses.	In 2023 and early 2024, we added three new Board members, Jana Barsten, Kirk McDonald, and Neville Ray, who bring diverse backgrounds and add expertise and experience to our Board of Directors, as reflected in our skills matrix and in their biographies found in the “Backgrounds and Qualifications” section hereof.
Increased Disclosure on Compensation Changes
Shareholders requested clear rationales and explanations be provided for any changes to executive compensation plans, and why updated plans are an improvement over the status quo.
We have provided enhanced disclosure on our rationales and explanations for changes to executive compensation plans.

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Executive Officers
The following sets forth certain information regarding Ziff Davis’ executive officers (ages are as of the record date):

Vivek Shah President and Chief Executive Officer Age: 50

Vivek Shah, 50, was appointed as Chief Executive Officer of Ziff Davis and a member of its Board of Directors effective January 1, 2018. Mr. Shah led the acquisition of Ziff Davis when it was a private company and its subsequent sale to J2 Global, before J2 Global was renamed to Ziff Davis in 2021. From 1995 to 2009, Mr. Shah held various management positions at Time, Inc., a division of Time Warner, including Group President, Digital and President of the Fortune/Money Group. Mr. Shah serves on the board of directors of StreetSquash, the Craig Newmark Graduate School of Journalism CUNY Foundation, Group Black, and LiveOnNY, and is a member of the Tufts University Board of Trustees and of the Board of Advisors for Tufts University’s Fletcher School of Law and Diplomacy. Mr. Shah holds a Bachelor of Arts degree in political science from Tufts University.

Bret Richter Chief Financial Officer Age: 54

Bret Richter, 54, was appointed Ziff Davis’ Chief Financial Officer on January 1, 2022. From September 2015 to December 2021, Mr. Richter served in various roles at MSG Networks, Inc., a media company, including as Executive Vice President, Chief Financial Officer and Treasurer. Before joining MSG Networks, Mr. Richter served as Executive Vice President, Corporate Finance and Development, of Cablevision, a cable and broadband services company. Previously, Mr. Richter served as Cablevision’s Senior Vice President, Financial Strategy and Development. Before joining Cablevision, Mr. Richter served as President of The Richter Consulting Group, Inc., a privately held advisory firm that provided consulting services to early-stage media companies. Prior to that, Mr. Richter was Senior Vice President of Finance at NTL Incorporated (a predecessor of Virgin Media) and was also a member of the media investment banking advisory team at Salomon Brothers Inc. Mr. Richter is a past-member of the Cornell University Council, a member of Cornell’s College of Agriculture and Life Sciences Advisory Council and is a Past-President of Cornell’s College of Agriculture and Life Sciences Alumni Association Board. He holds a Bachelor of Science degree from Cornell University, where he studied applied economics and business management.

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Jeremy D. Rossen Executive Vice President, General Counsel, and Secretary Age: 53

Jeremy D. Rossen, 53, was appointed as Vice President, General Counsel of Ziff Davis effective June 1, 2015, Secretary in November 2015 and promoted to Executive Vice President in March 2019. From May 2009 until joining the Company in 2015, Mr. Rossen served as a Senior Vice President at The Gores Group, a private equity firm. Prior to that, Mr. Rossen served as General Counsel at Helio LLC, a wireless telecommunications carrier, General Counsel at Somera Communications, Inc., a telecommunications equipment company, and a corporate and securities attorney at Wilson, Sonsini, Goodrich & Rosati. Mr. Rossen holds Bachelor of Arts and Juris Doctorate degrees from the University of Pennsylvania.

Layth Taki Chief Accounting Officer Age: 49

Layth Taki, 49, was appointed Ziff Davis’ Chief Accounting Officer on September 27, 2022 and was appointed as an executive officer on May 3, 2023. From January 2019 to September 2022, Mr. Taki served as SVP and Chief Accounting Officer of Altice USA. In that role, Mr. Taki managed a team responsible for the accounting, financial reporting, and accounts payable of Altice USA, which generated $10 billion in revenue. Mr. Taki played a key role in various acquisitions, spin-offs, refinancings, and complex transactions for Altice USA while managing the company’s external audit relationship and helping to lead its SOX controls and compliance, among other key responsibilities. Since joining Altice’s predecessor company (Cablevision Systems Corporation) in 2004, Mr. Taki was previously SVP, Controller of Cable Operations and head of technical accounting. Prior to joining Cablevision, Mr. Taki was a member of the assurance practice of PricewaterhouseCoopers, LLP, with emphasis on technology, communications, and entertainment clients. Mr. Taki has a Masters of Accountancy and a Bachelor of Science from the University of Denver and completed Harvard Business School’s Cable Executive Management Program. He is a Certified Public Accountant in New York.

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Compensation Philosophy and Objectives
The Compensation Committee of Ziff Davis’ Board of Directors (the “Compensation Committee”) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. In order to motivate, attract and retain key executives who are critical to its long-term success, the Company aims to provide pay packages that in the aggregate are competitive with comparable positions at comparable companies based upon third-party compensation survey information.
The Compensation Committee reviews Ziff Davis’ compensation strategy annually and engages with management for their recommendations. As part of this process, the Compensation Committee considers whether Ziff Davis’ current compensation programs should be modified and whether new programs or elements of compensation should be introduced in order to better meet Ziff Davis’ overall compensation objectives.
Ziff Davis’ Compensation Committee has not adopted any formal policy for allocating compensation between long-term and short-term, between cash and non-cash, or among different forms of non-cash compensation. Rather, the Compensation Committee assesses past performance and anticipated future contribution of each senior executive and approves or, with respect to its Chief Executive Officer, recommends for approval by the Board of Directors, the total amount and mix of each element of compensation. In addition, the Compensation Committee believes that the most senior executives should have their compensation more heavily weighted toward equity-based compensation.
In setting compensation for any given year, the Compensation Committee considers, among other factors, the amount of compensation from prior periods or amounts realizable in future periods from prior compensation.
Ziff Davis’ executive compensation program is designed to drive and reward Company performance in both the short and long terms, and is aligned with the goal of increasing shareholder value. We strive to create a compensation program that is competitive and equitable as we focus on meeting the following objectives:

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Principle	Objectives	How We Achieved These Objectives
Attract, Retain, and Motivate Highly Qualified Executive Officers	Attract Talent

Because our business is highly competitive and relies on the talents and efforts of our executive officers, our compensation program is designed to allow us to attract the most talented people who are committed to the long-term success of our company.

Retain and Motivate Talent

Our success drives the compensation realized by our executive officers, both in the form of increased incentive compensation paid as well as through the potential future appreciation of the company’s stock price, which makes up a significant portion of our executive officers’ annual incentive compensation.

Align Employees with Shareholders	Foster Equity Ownership	We use equity ownership to directly align the interests of our executive officers with those of our shareholders in creating long-term shareholder value. A significant portion of annual incentives is paid in restricted shares of our common stock, and each executive officer is subject to our stock ownership guidelines that require them to hold a specified multiple of their base salary in the value of shares of our company stock, while they are an executive officer.
	Encourage Diverse and Aware Leadership	Our named executive officers’ performance is also measured against diversity, equity and inclusion and environmental, social, and governance objectives, the achievement of which impacts their annual incentive compensation amounts.
Pay for Performance	Drive Shareholder Returns	The vesting of approximately 50% of the equity awards granted to our executive officers is tied to the performance of our common stock. In 2023, our executive officers were granted PSU awards which vest if we achieve certain stock price levels and hold those levels for 20 out of 30 consecutive trading days. In 2024, we redesigned our performance award program to provide our executive officers with PSU awards which vest if we achieve certain levels of relative total shareholder return (“TSR”) over a three-year performance period. Vesting is based on meeting relative TSR threshold levels of performance at the end of the three-year performance period; if the threshold is not met, the PSU is forfeited. However, during the initial two-year transition period, the vesting of certain of the PSUs will be based on meeting relative TSR levels over less than a three-year performance period to ensure our named executive officers do not see a significant gap in annual compensation as we move from one-year targeted vesting to the three-year relative TSR program.
	Drive Profitability	The annual incentive compensation paid to our named executive officers is based on our annual Adjusted Net Income.
Align Risk and Reward	Foster Balanced Risk-Taking	We use a mix of compensation components—base salary, annual incentives, and long-term incentives—to create an environment that encourages increased profitability for the company. We seek to balance base incentive compensation to complement our annual and longer-term business objectives and strategies and encourage the fulfillment of those objectives and strategies through executive officer performance. We also have a clawback policy that allows the Company to recover incentive compensation under certain circumstances.

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Stockholder-Friendly Features of Our Executive Compensation Program

The following are highlights of our executive compensation program which include stockholder-friendly features and demonstrate sound corporate governance. Our executive compensation program currently includes:

What we do:	What we do NOT do:
✓ Annual incentives directly tied to our Adjusted Net Income which is related to our profitability;	✖No annual guaranteed salary increases, guaranteed annual cash incentives, or guaranteed equity compensation;
✓ Substantial portion of total compensation in the form of long-term equity awards;	✖No repricing of underwater stock options;
✓ Long-term PSU awards directly tied to (i) stock price performance for 2023 and (ii) returns generated for our stockholders as measured by relative TSR for 2024;	✖No excessive perquisites;
✓ Stock ownership guidelines for executive officers and directors, supplemented with an anti-hedging policy;	✖No hedging transactions, short sales, or pledging of our common stock permitted for any employee, including executive officers;
✓ Independent compensation committee to fairly administer executive compensation program;	✖No tax gross-ups on perquisites, severance, or change in control payments;
✓ Clawback policy to recover incentive compensation in certain circumstances;	✖No executive pensions or additional benefit accruals under nonqualified executive retirement programs; and
✓ Ongoing shareholder outreach by our Board and management to solicit feedback on compensation and governance;	✖No quarterly dividends paid on unvested equity awards or unearned PSU awards.
✓ Independent compensation consultant provides input into the Committee’s compensation determinations; and
✓ Peer group reviews conducted annually by our Committee to ensure the ongoing relevance of peers.

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Compensation Consultant and Peer Group
The Compensation Committee considers from time to time the market compensation of similarly-situated executives at other companies and periodically purchases third-party compensation surveys or engages third-party compensation consultants to assist in providing comparative compensation data. In fiscal 2023, the Compensation Committee engaged FW Cook to prepare a competitive analysis of the Company’s current executive compensation programs that addressed Ziff Davis on a consolidated basis (the “2023 Compensation Report”). Specifically, our Compensation Committee worked with FW Cook to review competitive market data and analysis, including information about current market practices and trends, compensation structures, and compensation ranges of a comparison group selected and proposed by FW Cook (the “Peer Group”). The Peer Group was comprised of the following companies that operated in the internet software and services industry:

2023 Compensation Peer Group
Angi Inc.	IAC Inc.	TechTarget, Inc.
Cars.com Inc.	Jack Henry & Associates, Inc.	TripAdvisor, Inc.
CoStar Group, Inc.	The New York Times Company	Tyler Technologies, Inc.
Doximity, Inc.	Pinterest, Inc.	Yelp Inc.
Gen Digital Inc.	Shutterstock, Inc.	Zillow Group, Inc.

The Peer Group’s trailing 12 months of revenue ranged from approximately $298 million to approximately $5.24 billion, with $1.892 billion representing approximately the 50th percentile. The 2023 Compensation Report was presented to the Compensation Committee in March 2023 and, alongside other factors, informed the Compensation Committee’s decisions with respect to executive compensation for fiscal 2023.
The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee was solely responsible for retaining and terminating FW Cook. FW Cook reported directly to the Compensation Committee and FW Cook did not provide any other material services to Ziff Davis during fiscal 2023.

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Executive Compensation Program
In 2023, similar to prior years, our named executive officers’ compensation consisted primarily of four elements, namely, base salary, annual incentive cash compensation, long-term restricted stock units (“RSUs”), and long-term performance stock units (“PSUs”).

Base Salary	Base salaries provide a market-competitive amount of cash compensation for each executive that is not variable.
Annual Incentive Cash Compensation	Our annual cash incentive program directly aligns our named executive officers’ annual cash incentive pay with our financial performance.
Long-Term RSU Awards	Increasing our share price is a key objective for us as we seek to maximize long-term value for our stockholders. Time-based restricted stock is provided to executives to help align executive compensation with the interests of our stockholders.
Long-Term PSU Awards	Our PSU awards are intended to directly align the interests of our named executive officers with those of our stockholders by directly tying the value of the award to certain long-term performance metrics. The 2023 PSU awards vest if we achieve certain stock price levels and hold those levels for 20 out of 30 consecutive trading days.

Each of these components is described in further detail in the narrative that follows.
Base Salary. Base salary is the fixed portion of executive pay and is set to reward the executive officers’ current contributions to Ziff Davis and compensate them for their expected day-to-day performance. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for the executive officers generally, the Compensation Committee considers, among other factors, the executive officer’s scope of responsibility, prior experience, and past performance, as well as data and insights related to prevailing compensation levels in relevant markets for executive talent.
In determining 2023 base salaries, the Compensation Committee considered a number of factors including the information in the 2023 Compensation Report, together with various other factors such as Company performance and general economic conditions, among others.
Based on the factors described above, in March 2023 the Compensation Committee recommended, and the Board of Directors approved an increase in Mr. Rossen’s annual base salary from $475,000 to $500,000. The Compensation Committee did not recommend an increase in base salary for the other named executive officers. For 2023, Messrs. Shah’s, Richter’s and Taki’s base salaries were $1 million, $625,000, and $400,000 respectively.
Annual Incentive Cash Compensation. Ziff Davis has established an executive bonus program (the “Senior Management Bonus Program”) for awarding cash bonuses to Ziff Davis’ senior executives, including the named executive officers. Bonus guidelines under the Senior Management Bonus Program are established each year and are designed to encourage and reward senior management for attaining company-wide financial goals, improving the financial and operational health of Ziff Davis, and meeting or exceeding individually defined goals and objectives.

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The process for determining bonuses under the Senior Management Bonus Program relies on the development of corporate financial targets as well as diversity, equity, and inclusion (“DEI”) and environmental, social, and governance (“ESG”) related targets. In addition, individual goals and objectives may be set for each program participant except the President and Chief Executive Officer and the Chief Financial Officer, who bear ultimate responsibility for achievement of the corporate financial targets and the budget, provided that the President and Chief Executive Officer and Chief Financial Officer also participate in our DEI/ESG bonus described below. The financial objectives are generally in alignment with Ziff Davis’ budget for the year, which is used as a basis for Ziff Davis’ public disclosures regarding its expected annual financial performance. Any individual goals and objectives are designed to help Ziff Davis achieve its financial goals. The corporate financial objectives are recommended by the Compensation Committee for approval by the Board of Directors.
Executive Bonus Plan
The target Adjusted Net Income in respect of the 2023 Ziff Davis, Inc. Executive Bonus Plan (the “2023 Executive Bonus Plan”), which is a component of the Senior Management Bonus Program, was approximately $307.2 million (the “2023 Goal”). The 2023 Executive Bonus Plan provided that the bonus pool would be “funded” only if Ziff Davis achieved at least a minimum of more than 85% of the 2023 Goal. Adjusted Net Income is calculated by taking Ziff Davis’ consolidated GAAP net income, adding back any non-cash compensation expense, non-recurring one-time charges, depreciation and amortization, and certain other non-GAAP adjustments, all items net of tax. If at least 85% of the 2023 Goal was achieved, the bonus pool for 2023 could be funded at between 0% and 185% of the target pool amount, depending on the actual percentage of the 2023 Goal achieved. The bonus pool for 2023 was capped at 185% if approximately $339.2 million or more of Adjusted Net Income was achieved.
Under the Senior Management Bonus Program established for fiscal 2023, Ziff Davis established a “bonus pool” based upon an aggregate of specified percentages of the base salary or a set bonus target for each participating employee. For Mr. Shah, the “target” bonus percentage was 100% of his base salary. For Messrs. Richter, Rossen, and Taki, the “target” bonuses were $625,000, $325,000, and $200,000, respectively. These percentages and amounts were determined based on the named executive officers’ relative level of responsibility, size and complexity of their role, past contributions to Ziff Davis’ performance, and expected contributions to Ziff Davis’ future success. They are also based on the executive’s articulated goals and objectives, as well as the market compensation of similarly-situated executives at other companies, as reflected in third-party compensation surveys, including the 2023 Compensation Report.
Once the bonus pool was funded, individual bonuses were to be established by evaluating each executive’s relative contribution to the success of Ziff Davis as a whole, as well as their success in meeting their individual objectives, if any. Individual bonus amounts were to be recommended by the Compensation Committee for approval by the Board of Directors.
On March 6, 2024, the Compensation Committee recommended for approval by the Board of Directors, and the Board of Directors approved, funding the pool established under the 2023 Executive Bonus Plan (the “2023 Pool”) at the 54.4% level based upon the program formula. The below table displays the threshold, target, maximum and actual achievement with respect to the Company’s 2023 Executive Bonus Plan:

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Adjusted Net Income Achievement

Achievement Threshold %	Achievement Threshold Amount	Payout %
85%	$261,120,000	0%
89.5%	$274,950,000	30%
93.5%	$287,362,000	54.4%
100%	$307,200,000	100%
108.5%	$333,380,000	185%
On March 6, 2024, the Board of Directors approved the Compensation Committee’s recommendation to award the following bonuses from the 2023 Pool to the named executive officers:

Name	Target Bonus	Percent Target Bonus Achieved	Percent Target Bonus Paid	Bonus Payment
Vivek Shah	$1,000,000	93.5%	54.4%	$544,285
Bret Richter	$625,000	93.5%	54.4%	$340,178
Jeremy D. Rossen	$325,000	93.5%	54.4%	$176,893
Layth Taki	$200,000	93.5%	54.4%	$108,857
For fiscal 2021, 2022 and 2023, Ziff Davis paid the following aggregate annual bonus amounts to the named executive officers (Steve Dunn, a former executive officer, received a pro-rated bonus for 2022 as he departed the company in November 2022) in relation to the target percentage achievement in such fiscal year and the corresponding funding levels:

Year	Aggregate Target Bonus	Percent Annual Goal Achieved	Percent Target Bonus Achieved	Percent Bonus Paid	Aggregate Bonus Paid
2021	$1,480,000	109.7%	185.0%	185.0%	$2,738,000
2022	$2,087,841	93.7%	36.6%	36.6%	$764,150
2023	$2,150,000	93.5%	54.4%	54.4%	$1,170,213
DEI/ESG Bonus

In 2021, in keeping with our commitment to DEI, and in consultation with the Environmental, Social, and Governance and Compensation Committees, we established a DEI component to the bonus plans of certain senior executives, including our named executive officers, related to diversity and inclusion. Such DEI bonus was based on the achievement of the Company’s DEI objectives and represents a maximum of fifteen percent (15%) of an individual’s then current bonus target amount.

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In 2023, in further keeping with our commitment to ESG matters, and in consultation with the Environmental, Social, and Governance and Compensation Committees, we expanded the achievement criteria of this component of these bonus plans, such that they are based not only on achievement of the Company’s DEI objectives but also the achievement of the Company’s ESG objectives, including but not limited to our progress against carbon emissions and our focus on achieving and maintaining ambitious corporate governance standards. This combined DEI/ESG bonus remains a maximum of fifteen percent (15%) of the individual’s then current bonus target amount. The Compensation Committee, in consultation with the Environmental, Social, and Governance Committee, was responsible for assessing the Company’s performance with respect to DEI and ESG objectives. On March 6, 2024, the Board of Directors approved the Compensation Committee’s recommendation to award Messrs. Shah, Richter, Rossen and Taki DEI/ESG bonuses of $125,000, $78,125, $40,625 and $25,000 respectively.
Long-Term Equity Incentive Compensation. We provide share-based, long-term compensation to our executive officers through our stockholder-approved 2015 Ziff Davis, Inc. Stock Option Plan (the “2015 Stock Plan”). The 2015 Stock Plan provides for a variety of stock and share-based awards, including stock options, time-based restricted stock awards (“RSAs”) and RSUs, each of which vests over a period determined by the Compensation Committee, as well as performance-based restricted stock awards (“PSAs”) and PSUs that are earned based on the Company’s achievement of performance measures established by the Compensation Committee. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered.
In general, the Compensation Committee determines the appropriate size of stock-based compensation awards by evaluating the relative importance of the contributions of each executive and the expected future value of each award over the vesting period. The Compensation Committee also takes into account from time to time information provided by third-party compensation surveys that provide market compensation data of similarly-situated executives at similar companies. This process is designed to achieve the proper balance between incentivizing and retaining the services of our executive officers and other key employees, while continuing to preserve stockholder value.
CEO Long-Term Equity Incentive Compensation
In connection with his appointment as Chief Executive Officer of the Company, Mr. Shah was awarded an upfront long-term equity award, effective January 1, 2018 under the Company’s 2015 Stock Option Plan consisting of 400,000 stock options, 400,000 PSAs, and 200,000 RSAs (the “Shah Equity Award”) to incentivize Mr. Shah during his tenure as Chief Executive Officer. The Compensation Committee used numerous factors, including benchmarking materials and the work of third-party compensation consultants, to determine the Shah Equity Award and decided that a primarily performance-based award over an eight-year time frame was an appropriate long-term incentive award for the Company’s new Chief Executive Officer. The exercise price of the stock options under the Shah Equity Award was equal to $75.03, the fair market value of a share of Company common stock on January 1, 2018. The stock options and RSAs vest in eight equal installments on each of the eight anniversaries of January 1, 2018 (the “Shah Grant Date”). The PSAs were set to vest in one-eighth increments only if the Company’s common stock price remained at or above the following eight stock prices for at least 20 trading days in any 30 consecutive trading day period and the average closing price for such 30 day period is equal to or exceeds such stock price threshold: $83.93, $93.88, $105.01, $117.47, $131.40, $146.98, $164.41 and $183.90; provided that no PSAs vested before the second anniversary of the Shah Grant Date. The stock price thresholds with respect to Mr. Shah’s PSAs were based on the compounded annual growth rate in the Company’s common stock price from the date of its initial public offering until the Shah Grant Date, as applied to each of the eight successive stock price thresholds. As of January 1, 2024,

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75% of the stock options, 62.5% of the PSAs, and 75% of RSAs under the Shah Equity Award had vested. As a result of the equity adjustments associated with the Consensus Spin-Off (i) 108,784 stock options, 163,181 PSAs, and 54,394 RSAs remain unvested under the Shah Equity Award, (ii) the exercise price of the stock options under the Shah Equity Award was adjusted to $68.97, and (iii) the stock price targets for the three remaining tranches of the PSA under the Shah Equity Award were adjusted to $125.57, $143.00, and $162.49, respectively.
On November 20, 2021, in light of the Company’s strong performance, the fact that Mr. Shah’s last equity grant was nearly four years ago, and in order to provide appropriate incentives for Mr. Shah, the Compensation Committee awarded Mr. Shah 111,613 RSUs that vest in four equal installments on each of the four anniversaries of the date of grant. 55,807 RSUs from this grant remain unvested as of December 31, 2023.
The Compensation Committee did not grant any equity awards to Mr. Shah during fiscal 2023.
Long-Term Incentive Compensation for Other NEOs
Since fiscal 2016, when the Compensation Committee adopted a policy pertaining to the vesting of restricted stock awards issued to senior executive officers, including the named executive officers, the Company has been granting long-term equity-based awards in the form of RSAs, RSUs, PSAs and PSUs. The RSAs and RSUs vest ratably over a four- or five-year vesting period, with awards vesting one-fourth or one-fifth, as applicable, on each of the first four or five anniversaries of the date of grant provided that the recipient is still employed by Ziff Davis at the applicable vesting date (“time vesting restricted shares”). The PSAs and PSUs vest with respect to one-fourth or one-fifth, as applicable, of such shares at such time as Ziff Davis common stock remains at or above specified stock prices for a specified number of trading days (“performance restricted shares”); provided that in the case of performance restricted shares (x) no such shares shall vest prior to the first anniversary of the date of grant, whether or not any stock price condition is satisfied prior to such time and (y) the recipient is still employed by Ziff Davis at the applicable vesting date. The recipients have a total of eight years to achieve any performance targets with respect to the PSAs and PSUs.
In fiscal 2023, the Compensation Committee issued RSUs and PSUs to the named executive officers as provided in the below table. With respect to the PSUs, the Board of Directors determined that one-fourth of such shares will vest at each such time as Ziff Davis common stock remains at or above the following stock price targets over the potential vesting period: $83.61, $89.85, $96.55, and $103.76; provided that such stock price target is maintained for a 20 out of 30 consecutive trading day period. The values for the RSUs are based on the grant date fair value of such awards and the values for the PSUs are based on the probable outcome of the performance conditions.

Name	Number of Performance Based Restricted Stock Units (#)	Dollar Value of Performance Based Restricted Stock Units ($)	Number of Time Based Restricted Stock Units (#)	Dollar Value of Time Based Restricted Stock Units ($)	Dollar Value of Total Long-Term Equity Incentive Award ($)	Dollar Value of Long-Term Equity Incentive Award Over Term ($)
Vivek Shah	–	–	–	–	–	–
Bret Richter	14,782	1,035,697	14,781	1,149,962	2,185,659	546,415
Jeremy D. Rossen	7,231	506,637	7,230	562,494	1,069,131	267,283
Layth Taki	4,821	337,780	4,820	374,996	712,776	178,194
Employee Stock Purchase Plan. Ziff Davis offers all of its employees, including Ziff Davis’ named executive officers, the opportunity to purchase Ziff Davis’ common stock through a tax-qualified

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employee stock purchase plan (“ESPP”). Under the ESPP, eligible employees can withhold up to 15% of their earnings, up to certain maximums, to be used to purchase shares of Ziff Davis’ common stock at certain plan-defined dates. The price of Ziff Davis common stock purchased under the ESPP for the offering periods is equal to 85% of the lesser of its fair market value at the beginning or the end of the offering period.
Other Compensation. Ziff Davis’ executive officers are entitled to participate in Ziff Davis’ health, vision, dental, life, and disability insurance plans, Ziff Davis’ innovation and patent award program and Ziff Davis’ tax-qualified 401(k) plan, to the same extent as Ziff Davis’ other employees.
Change in Control and Severance Arrangements. In 2022, Ziff Davis entered into employment agreements with named executive officers that provide for certain change of control and severance benefits, as set forth below.
Pursuant to their employment agreements and equity award agreements, our named executive officers are eligible to receive benefits (1) in the event of certain qualifying terminations of employment in connection with a change in control and (2) upon their disability or death. The amount of benefits will vary based on the reason for the termination.
Under the terms of Mr. Shah’s June 13, 2022 employment agreement (the “Shah Employment Agreement”), if Mr. Shah’s employment with the Company is terminated by the Company other than for “cause” (as defined in the Shah Employment Agreement), or by Mr. Shah for “good reason” (as defined in the Shah Employment Agreement) and such termination is within three (3) months prior to or within two (2) years following a “change in control” of the Company (as defined in the Shah Employment Agreement) (a “Qualifying CIC Termination”), then Mr. Shah shall be entitled to receive (i) a cash severance amount equal to three (3) times the sum of Mr. Shah’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Mr. Shah’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the 2015 Stock Plan and the applicable award agreements thereunder. Upon a termination without “cause” or for “good reason,” not in connection with a “change in control” (a “Qualifying Non-CIC Termination”), Mr. Shah shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination and (iii) continued medical benefits for eighteen (18) months. The foregoing severance benefits are subject to Mr. Shah’s execution and non-revocation of a general release of claims in favor of the Company.
Under Messrs. Richter’s and Rossen’s June 13, 2022 employment agreements and under Mr. Taki’s September 27, 2022 employment agreement, upon a Qualifying CIC Termination, Messrs. Richter, Rossen, or Taki, as applicable, shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of Messrs. Richter’s, Rossen’s, or Taki’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Messrs. Richter’s, Rossen’s, or Taki’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the 2015 Stock Plan and the applicable award agreements thereunder. Upon a Qualifying Non-CIC Termination, Messrs. Richter, Rossen, or Taki, as the case may be, shall be entitled to receive (i) a cash severance amount equal to one (1) times the sum of his then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination,

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(iii) continued medical benefits for twelve (12) months and (iv) equity vesting benefits, whereby Messrs. Richter’s, Rossen’s or Taki’s outstanding and unvested time-based awards that would have vested during the twelve (12) month period following the executive’s termination date shall vest in full and the executive’s then outstanding and unvested performance-based equity awards will remain outstanding and eligible to vest during the twelve (12) months following the applicable termination date. The foregoing severance benefits are subject to Messrs. Richter’s, Rossen’s, or Taki’s, as the case may be, execution and non-revocation of a general release of claims in favor of the Company.
Stock Ownership Guidelines
We have had stock ownership guidelines for our named executive officers and other executives since 2016. The targeted stock ownership requirements were established as a multiple of base salary. For Mr. Shah, the targeted stock ownership level is five times base salary. For Mr. Richter, the targeted stock ownership level is four times base salary. For Messrs. Rossen and Taki, the targeted stock ownership level is three times base salary. Each executive officer subject to our stock ownership guidelines has five years from the date their target level was established to meet the guidelines.

Prohibitions on Hedging and Pledging Transactions
The Board of Directors has adopted a Securities Trading Policy that prohibits officers and directors from engaging in transactions that would allow such officer or director to continue to own the Company’s common stock without taking on the full risks and rewards of stock ownership. The Board of Directors believes that when such transactions occur, those directors or officers engaged in any such transactions may no longer have the same objectives as the Company’s other stockholders under such circumstances. Therefore, the Company’s Securities Trading Policy prohibit all employees, directors, and certain other designated persons of Ziff Davis and its subsidiaries and affiliates, together with their spouses, other persons living in their households, their children, and entities over which they exercise control or own, from engaging in the following transactions in the Company’s securities and any similar transactions:
●day trading;
●trading on margin;
●trading in puts, calls, or other derivative securities;
●hedging or other monetization transactions; and
●pledging the Company’s securities as collateral for a loan.
Prior to engaging in any transaction in the Company’s securities, executive officers and directors must first obtain pre-clearance of the transaction from the Company’s General Counsel, or, for the General Counsel and for executive directors and officers in the General Counsel’s absence, from the Chief Executive Officer, President and/or Chief Financial Officer, except with respect to trading pursuant to certain pre-existing written plans, contracts, instructions, or arrangements under Rule 10b5-1 that have been approved by the Company.

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Tax and Accounting Considerations
As a general matter, the Board of Directors and the Compensation Committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.
Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 requires us to recognize an expense for the fair value of share-based compensation awards. Grants of equity incentive awards under our stock plans are accounted for under FASB ASC Topic 718. The Board of Directors and the Compensation Committee consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our long-term incentive program. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our share-based compensation awards with our overall executive compensation philosophy and objectives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1,000,000 paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1,000,000 paid to each of the covered employees will not be deductible by us. While the Compensation Committee considers the impact of Section 162(m) of the Code when designing and implementing our compensation programs, the Compensation Committee will continue to develop compensation programs that use a full range of criteria important to our success, recognizing that compensation paid under such programs may not be deductible under Section 162(m) of the Code. In the exercise of our business judgment, we continue to have the flexibility to award compensation that may not be tax-deductible if we determine that is appropriate.
Clawback Policy
Consistent with the new requirements of the SEC and Nasdaq listing standards, we maintain a clawback policy that requires us to seek recovery of erroneously awarded incentive-based compensation received by our executive officers during any three-fiscal-year period prior to the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement that results from the correction of an error that is material to the previously issued financial statement(s), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of a financial restatement, any executive officer of the Company would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the restatement that the Board of Directors, or the Compensation Committee if the Board of Directors delegates its administrative authority to the Compensation Committee, determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine the compensation. Our clawback policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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Summary
After its review of all existing programs, consideration of current market and competitive conditions, and alignment with Ziff Davis’ overall compensation objectives and philosophy, the Compensation Committee believes that the total compensation program for Ziff Davis’ executive officers is focused on increasing value for stockholders and enhancing Ziff Davis’ performance. The Compensation Committee currently is satisfied that the compensation Ziff Davis pays to its named executive officers properly ties a significant portion of compensation to stock appreciation or stockholder value through stock-based compensation awards and annual cash incentive bonus measures, and delivers compensation levels that are competitive with the compensation programs offered by other corporations with which Ziff Davis competes for executive talent.
Notwithstanding anything to the contrary set forth in any of Ziff Davis’ filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

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COMPENSATION COMMITTEE REPORT
Management of Ziff Davis has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for Ziff Davis’ 2024 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors,

Scott C. Taylor, Chair
Sarah Fay
William Brian Kretzmer
Kirk McDonald
Neville Ray

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ADDITIONAL COMPENSATION INFORMATION
Compensation Risk
The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that Ziff Davis’ compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company. The Compensation Committee noted several design features of Ziff Davis’ cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation:
●The program design provides a balanced mix of cash and equity, annual and long-term incentives, and performance metrics (earnings and total stockholder return);
●There is a significant weighting towards long-term incentive compensation that discourages short-term risk taking;
●Goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation; and
●The maximum funding level of the 2023 Executive Bonus Program was capped at 185% of target for 2023.
Compensation Committee Interlocks and Insider Participation
Ms. Fay, Mr. Kretzmer, and a former member of our Board of Directors, Mr. Jon Miller, served on the Compensation Committee at various times during 2023. Ziff Davis has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of Ziff Davis.

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2023 Summary Compensation Table
The table below summarizes the total compensation earned by each of the named executive officers in 2021, 2022, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Vivek Shah President & Chief Executive Officer	2023	1,000,000	—	—	—	669,285	26,604	1,695,889
	2022	1,000,000	—	—	—	440,670	33,155	1,473,825
	2021	1,000,000	—	13,514,102	—	1,925,000	30,009	16,469,111
Bret Richter Chief Financial Officer(4)	2023	625,000	—	2,185,659	—	418,303	26,604	3,255,566
	2022	625,000	—	3,127,039	—	275,419	33,155	4,060,613
	2021	—	—	—	—	—	—	—
Jeremy D. Rossen Executive Vice President, General Counsel and Secretary	2023	500,000	—	1,069,131	—	217,518	27,104	1,813,753
	2022	475,000	—	1,032,364	—	132,201	33,134	1,672,699
	2021	450,000	225,000	1,212,825	—	577,500	30,008	2,495,333
Layth Taki Chief Accounting Officer(5)	2023	400,000	—	712,776	—	133,857	7,716	1,254,349
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—

(1)Amounts reported in this column represent compensation earned in the year in which they were reported. Amounts reflect inclusion of DEI/ESG Bonus.
(2)These amounts represent the grant date fair value under ASC 718 for RSUs granted and report a grant date value for the PSUs based upon a Monte-Carlo simulation model, which simulated the present value of the potential outcomes of future stock prices over the performance period. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for RSUs and PSUs granted are included in Note 15, “Share-Based Compensation” to the audited financial statements for the fiscal year ended December 31, 2023, included in Ziff Davis’ Annual Report on Form 10-K filed with the SEC on February 26, 2024. Assuming the achievement of all performance conditions, the value of the 2023, 2022, and 2021 PSUs at the grant date would be: $1,150,040 (2023), and $1,000,053 (2022) for Mr. Richter; $562,572 (2023), $550,034 (2022), and $462,595 (2021) for Mr. Rossen; and $375,074 (2023) for Mr. Taki.
(3)See “2023 All Other Compensation” table.
(4)Mr. Richter was hired as Chief Financial Officer and became a named executive officer on January 3, 2022.
(5)Mr. Taki was the Chief Accounting Officer in fiscal 2022 and became a named executive officer in fiscal 2023. Compensation amounts are for the full year 2023.

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2023 All Other Compensation
The following table and related footnotes describe each component of the column entitled “All Other Compensation” in the Summary Compensation Table.

Name	Year	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Vivek Shah	2023	20,504(1)	6,100	26,604
Bret Richter	2023	20,504(2)	6,100	26,604
Jeremy D. Rossen	2023	20,504(3)	6,600	27,104
Layth Taki	2023	1,931(4)	5,786	7,716

(1)    Consists of $20,020 in medical, dental and vision insurance premium contributions, $232 in short term and long term disability insurance premium contributions, $72 in AD&D insurance premium contributions, and $180 in life insurance premium contributions for $500,000 in life insurance benefits. All values rounded to nearest dollar and totals reflect such rounding.
(2)    Consists of $20,020 in medical, dental, and vision insurance premium contributions, $232 in short term and long term disability insurance premium contributions, $72 in AD&D insurance premium contributions, and $180 in life insurance premium contributions for $500,000 in life insurance benefits. All values rounded to nearest dollar and totals reflect such rounding.
(3)    Consists of $20,020 in medical, dental and vision insurance premium contributions, $232 in short term and long term disability insurance premium contributions, $72 in AD&D insurance premium contributions, and $180 in life insurance premium contributions for $500,000 in life insurance benefits. All values rounded to nearest dollar and totals reflect such rounding.
(4)    Consists of $1,496 in dental and vision insurance premium contributions (there were no medical premium contributions for Mr. Taki in 2023), $232 in short term and long term disability insurance premium contributions, $58 in AD&D insurance premium contributions, and $144 in life insurance premium contributions for $400,000 in life insurance benefits. All values rounded to nearest dollar and totals reflect such rounding.

2023 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards($)(4)
		Threshold(1) ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Shah	02/10/2023(2)	–	1,000,000	2,000,000	–	–	–	–	–	–	–
Bret Richter	01/01/2023	–	625,000	1,250,000	–	–	–	–	–	–	–
	03/08/2023(2)	–	—	—	–	–	–	29,563(3)	–	–	2,185,659
Jeremy D. Rossen	02/10/2023	–	325,000	650,000	–	–	–	–	–	–	—
	03/08/2023(2)	–	—	—	–	–	–	14,461(3)	–	–	1,069,131
Layth Taki	02/10/2023	–	200,000	400,000	–	–	–	–	–	–	—
	03/08/2023(2)	–	—	—	–	–	–	9,641(3)	–	–	712,776

(1)The 2023 Executive Bonus Plan was funded because more than 85% of the 2023 Goal ($261,120,000 of Adjusted Net Income) was achieved, as more fully described in the “Compensation Discussion and Analysis – Incentive Cash Compensation” above. If 85% or

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less of the 2023 Goal were achieved, the bonus pool would not have been funded at all and the named executive officers would not have received any bonus under the 2023 Executive Bonus Plan.
(2)These amounts were calculated based on each named executive officer’s contribution to the bonus pool under the 2023 Executive Bonus Plan. Although these amounts serve as a baseline for individual bonus awards, individual bonuses are granted at the discretion of the Compensation Committee in accordance with the methodology outlined under “Compensation Discussion and Analysis – Incentive Cash Compensation” above.
(3)On the date of grant, 50% of this award is an RSU and vests in four equal installments on each anniversary of the grant date, with the first installment vesting on March 8, 2024, provided that the recipient is still employed by Ziff Davis at the applicable vesting date, and 50% of this award is a PSU and vests with respect to one-fourth of such shares at each such time as Ziff Davis common stock remains at or above the following stock prices for at least 20 trading days in any 30 consecutive trading day period: $83.61, $89.85, $96.55 and $103.76, provided, with respect to this second 50%, that (a) no such shares shall vest prior to the first anniversary of the date of grant and (b) the recipient is still employed by Ziff Davis at the applicable vesting date.
(4)The grant date fair value of each equity award was computed in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End 2023
The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Vivek Shah	271,959	163,176	–	68.97	1/1/2028(2)	273,382(3)	18,368,537	–	–
Bret Richter	–	–	–	–	–	49,780(4)	3,344,178	–	–
Jeremy D. Rossen	–	–	–	–	–	33,387(5)	2,243,273	–	–
Layth Taki	–	–	–	–	–	21,055(6)	1,414,685	–	–

(1)    The market value is determined by multiplying the number of shares by $67.19, the closing trading price of Ziff Davis common stock on the Nasdaq Global Select Market (“Nasdaq”) on December 29, 2023, the last trading day of the fiscal year.
(2)    The option was granted on January 1, 2018. The option vests and becomes exercisable in eight equal annual installments. The first installment vested on January 1, 2019. The option becomes fully vested on January 1, 2026.
(3)    Consists of the unvested restricted stock with respect to the following RSAs, RSUs and PSAs: (a) 54,394 remaining RSAs granted on January 1, 2018 that vest ratably over eight years, initially vesting on January 1, 2019; (b) 163,181 remaining PSAs granted on January 1, 2018 that vest based on specified stock price targets of the Company’s common stock; and (c) 55,807 remaining RSUs granted on November 21, 2021 that vest ratably over four years, initially vesting on November, 21, 2022.
(4)    Consists of the unvested restricted stock with respect to the following PSUs and RSUs: (a) 10,148 remaining RSUs granted on January 1, 2022 that vest ratably over four years, initially vesting on January 1, 2023; (b) 14,781 remaining RSUs granted on March 8, 2023 that vest ratably over four years, initially vesting on March 8, 2024; (c) 10,069 remaining PSUs granted on March 3, 2022 that vest based on specified stock price targets of the Company’s common stock; and (d) 14,782 remaining PSUs granted on March 8, 2023 hat vest based on specified stock price targets of the Company’s common stock.
(5)    Consists of the unvested restricted stock with respect to the following RSAs, RSUs and PSUs: (a) 990 remaining RSAs granted on March 13, 2019 that vest ratably over five years, initially vesting on March 13, 2020; (b) 1,912 remaining RSUs granted on March 6, 2020 that vest ratably over five years, initially vesting on March 6, 2021; (c) 382 remaining RSUs granted on March 13, 2020 that vest ratably over five years, initially vesting on March 13, 2021; (e) 2,222 remaining RSUs granted on March 3, 2021 that vest ratably over four years, initially vesting on March 3, 2022; (f) 2,222 remaining PSUs granted on March 3, 2021 that vest based on specified stock price targets of the Company’s common stock; (g) 1,507 remaining RSUs granted on November 20, 2021 that vest ratably over four years, initially vesting on November 20, 2022; (h) 5,538 remaining PSUs granted on March 3, 2022 that vest based on specified stock price targets of the Company’s common stock; (i) 4,153

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remaining RSUs granted on March 3, 2022 that vest ratably over four years, initially vesting on March 3, 2023; (j) 7,230 remaining RSUs granted on March 8, 2023 that vest ratably over four years, initially vesting on March 8, 2024; and (k) 7,231 remaining PSUs granted on March 8, 2023 that vest based on specified stock price targets of the Company’s common stock.
(6)    Consists of the unvested restricted stock with respect to the following RSAs, RSUs and PSUs: (a) 8,189 remaining RSUs granted on September 27, 2022 that vest ratably over four years, initially vesting on September 27, 2023; (b) 3,225 remaining RSUs granted on September 27, 2022 that vest ratably over four years, initially vesting on September 27, 2023; (c) 4,820 remaining RSUs granted on March 8, 2023 that vest ratably over four years, initially vesting on March 8, 2024; and (d) 4,821 remaining PSUs granted on March 8, 2023 that vest based on specified stock price targets of the Company’s common stock.

Option Exercises and Stock Vested in 2023
The following table sets forth certain information with respect to stock options exercised and vested stock awards by Ziff Davis’ executive officers during the fiscal year ended December 31, 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Vivek Shah	–	–	55,100	3,966,094
Bret Richter	–	–	5,073	401,274
Jeremy D. Rossen	–	–	6,348	472,933
Layth Taki	–	–	3,804	243,874

Equity Compensation Plan Information
The following table provides information as of December 31, 2023, regarding shares outstanding and available for issuance under Ziff Davis’ existing stock-based plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (Column A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1) (Excluding Securities Reflected in Column A) (Column C))
Equity compensation plans approved by security holders	435,135(2)	$68.97	2,067,124(3)(4)
Equity compensation plans not approved by security holders	—	—	—

(1)The number of shares has been adjusted to reflect the Consensus Spin-Off.
(2)Consists of shares to be issued upon the exercise of stock options outstanding under the 2015 Stock Plan.
(3)Consists of 1,072,913 shares available for grant under the 2015 Stock Plan and 994,211 shares available for purchase under the 2001 Employee Stock Purchase Plan.
(4)Consists of a total of 1,072,913 shares that were authorized and reserved under the 2015 Stock Plan but not subject to outstanding awards as of December 31, 2023. Subject to, and upon approval of, the 2024 Equity Incentive Plan by the Company’s stockholders, any shares that are not subject to outstanding awards under the 2015 Stock Plan will be canceled and any outstanding awards will remain outstanding.

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Potential Payments Upon Termination or Change in Control
Our named executive officers are eligible to receive benefits in the event they (1) experience a qualifying termination following a change in control, (2) experience a qualifying termination not in connection with a change in control, (3) upon their retirement, or (4) upon their disability or death. The amount of benefits will vary based on the reason for the termination.
The following narrative disclosure and table present calculations as of December 31, 2023 of the estimated benefits our named executive officers would receive upon certain terminations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Ziff Davis has provided change of control and severance arrangements to certain of its executive officers, as summarized above in the section “Components of Our Executive Compensation Program—Change in Control and Severance Arrangements.”

Named Executive Officer	Termination Without Cause or for Good Reason (“Qualifying Termination”) ($)	Qualifying Termination in Connection with a Change in Control ($)	Retirement ($)	Death or Disability ($)
Vivek Shah
Cash Severance(1)	4,000,000	6,000,000	—	—
Pro-Rated Bonus(2)	1,000,000	1,000,000	—	1,000,000
Medical Benefits(3)	30,757	30,757	—	—
Equity Vesting(4)	—	12,886,504	5,482,099	9,231,772
Total	5,030,757	19,917,261	5,482,099	10,231,772
Bret Richter
Cash Severance(1)	1,250,000	2,500,000	—	—
Pro-Rated Bonus(2)	625,000	625,000	—	625,000
Medical Benefits(3)	20,504	20,504	—	—
Equity Vesting(4)	340,922	3,685,640	—	2,015,902
Total	2,236,426	6,831,145	—	2,640,902
Jeremy D. Rossen
Cash Severance(1)	825,000	1,650,000	—	—
Pro-Rated Bonus(2)	325,000	325,000	—	325,000
Medical Benefits(3)	20,504	20,504	—	—
Equity Vesting(4)	483,320	2,243,273	66,518	1,236,027
Total	1,653,735	4,238,777	66,518	1,561,027
Layth Taki
Cash Severance(1)	600,000	1,200,000	—	—
Pro-Rated Bonus(2)	200,000	200,000	—	200,000
Medical Benefits(3)	1,931	1,931	—	—
Equity Vesting(4)	336,555	1,414,685	—	1,090,762
Total	1,138,485	2,816,616	—	1,290,762

(1)    If the named executive officer’s employment is terminated by Ziff Davis without “cause” or by the executive for “good reason” (as such term is defined in the executive’s employment agreement) (a “Qualifying Termination”), the executive is entitled to two times (in the case of Mr. Shah) or one times (in the case of Messrs. Richter, Rossen and Taki) the sum of the executive’s then current (x) base salary, and (y) target annual bonus, payable in equal installments over a period of 12 months. If a Qualifying Termination occurs (a) within three months prior to and is in connection with a “change in control” or within two years following a “change in control” (a “Qualifying CIC Termination”), three times (in the case of Mr. Shah) or

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two times (in the case of Messrs. Richter and Rossen) the executive’s then current: (x) base salary, and (y) target annual bonus, payable in a lump sum no later than 60 days after the termination date.
(2)    Represents 100% of the annual bonus target, however, potential payment would reflect a pro-rated bonus for the year of termination based on actual performance, which will be in a lump sum when bonuses are paid to the Company’s other executive officers.
(3)    Represents the amounts payable in respect of medical benefits to each named executive officer upon a Qualifying Termination for 18 months (in the case of Mr. Shah) or 12 months (in the case of Messrs. Richter and Rossen) (provided that in the event of Qualifying CIC Termination, such benefits will be provided for 18 months to all named executive officers) following the termination date.
(4)    Equity vesting amounts in this table are calculated by multiplying the number of shares vesting by $67.19, which is the closing price of Ziff Davis common stock on the Nasdaq on December 29, 2023. With respect to Qualifying Termination, (i) the amounts represent the value that Messrs. Richter, Rossen, and Taki would have realized as of December 31, 2023 from the acceleration of certain unvested RSUs and RSAs, and (ii) Messrs. Richter, Rossen and Taki’s unvested PSUs would remain eligible to vest for a period of twelve months from the termination date.
With respect to a Qualifying Termination in Connection with a Change in Control, (i) the amount for Mr. Shah represents the value that Mr. Shah would have realized as of December 31, 2023 from the acceleration of unvested RSAs and RSUs, as well as the vesting of his next tranche of PSAs in respect of the Shah Equity Award, and (ii) the amounts for Messrs. Richter, Rossen and Taki represent the value that Messrs. Richter, Rossen and Taki would have realized as of December 31, 2023 from the acceleration of any unvested PSUs, RSUs and RSAs.
With respect to Retirement, the amounts represent the value that Messrs. Shah and Rossen would have realized as of December 31, 2023 from the acceleration of certain unvested RSAs.
With respect to death or disability, the amounts represent the value that Messrs. Shah, Richter, Rossen and Taki would have realized as of December 31, 2023 from the acceleration of unvested RSUs and RSAs. Any unvested PSUs and PSAs held by Messrs. Shah, Richter, Rossen and Taki would remain eligible to vest for a period of thirty-six months following the date of termination.
The values provided for Mr. Shah does not include acceleration of unvested stock options, as Mr. Shah’s stock options were out-of-the-money as of December 31, 2023.
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Pay Ratio Disclosure
The Company’s Principal Executive Officer is Mr. Shah (the “CEO”). Set forth below is our median employee’s annual total compensation (excluding Mr. Shah’s), Mr. Shah’s annual total compensation and the ratio of these amounts:
Median employee annual total compensation (excluding our CEO): $74,464
Mr. Shah, our CEO, annual total compensation: $1,695,889
Ratio of CEO to median employee compensation: 22.7:1
Background
As of December 31, 2023, the Company had 4,155 employed persons. In determining the median employee, the Company prepared a listing of all employees as of December 31, 2023 on an anonymous basis and included all income that was reportable to the applicable taxing authority in the jurisdiction in which each such employee was employed. For example, in the United States, the Company used each employee’s income reflected on Form W-2. The Company annualized the compensation of its permanent employees who were employed for less than the full year. We selected the median amount from this list.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company.

Year	Summary Compensation Table Total to CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On		Net Income ($, thousands)(5)	Adjusted Net Income ($, thousands)(5)
					Company TSR ($)(3)	Peer Group(4) TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,695,889	(6,885,661)	2,107,889	1,595,428	82.49	130.27	41,503	287,362
2022	1,473,825	(16,696,645)	2,234,411	1,110,152	97.10	80.69	63,757	312,585
2021	16,469,111	35,814,433	2,458,189	1,901,309	136.09	153.90	496,714	413,128
2020	2,256,423	5,364,042	2,513,595	2,616,551	104.25	162.21	150,668	381,885
(1)    The chief executive officer (CEO) and non-CEO named executive officers (NEOs) reflected in the above table reflect the following:

Year	CEO	Non-CEO NEOs
2023	Vivek Shah	Bret Richter, Jeremy D. Rossen, Layth Taki
2022	Vivek Shah	Steve Dunn, Bret Richter, Jeremy D. Rossen
2021	Vivek Shah	Steve Dunn, Jeremy D. Rossen, Scott Turicchi
2020	Vivek Shah	Steve Dunn, Jeremy D. Rossen, Scott Turicchi

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(2)    Compensation Actually Paid (“CAP”) is calculated as follows:

Reconciliation of Summary Compensation Totals and Compensation Actually Paid	2023		2022		2021		2020
	CEO ($)	Average Non-CEO NEOs ($)	CEO ($)	Average Non-CEO NEOs ($)	CEO ($)	Average Non-CEO NEOs ($)	CEO ($)	Average Non-CEO NEOs ($)
Summary Compensation Table Total	1,695,889	2,107,889	1,473,825	2,234,411	16,469,111	2,458,189	2,256,423	2,513,595
(a) -Stock and Option Awards	—	1,322,522	—	1,564,788	13,514,102	1,570,822	—	1,405,520
(b) + Year End Fair Value of Equity Awards Granted in the Applicable Year	—	1,098,673	—	1,001,372	16,120,692	743,802	—	1,581,858
+ Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	(8,189,234)	(259,874)	(17,470,107)	(162,552)	8,121,417	69,704	3,145,554	157,197
+ Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(392,316)	(28,738)	(700,363)	(67,881)	7,771,537	1,433,407	(37,935)	(230,579)
- Any Awards Granted in Any Prior FY that Fail to Meet the Applicable Vesting Conditions During the Covered FY, the Amount Equal to the Fair Value at the End of the Prior FY		—	—	330,410	—	1,236,915	—	—
+ Awards Granted and Vested in Current Year, Valued as of Vest Date	—	—	—	—	845,778	3,944	—	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—	—	—	—
Compensation Actually Paid	(6,885,661)	1,595,428	(16,696,645)	1,110,152	35,814,433	1,901,309	5,364,042	2,616,551
(a)    Represents the aggregate grant date fair value of all equity awards reported in the Stock Awards and Stock Option Awards columns in the Summary Compensation Table for the applicable year.
(b)    Represents the sum of the fair value of all equity awards granted during the covered fiscal year, measured at the end of the year plus the change in fair value of unvested awards granted in prior fiscal years, measured at the end of the covered fiscal year (or, for awards that vested in the covered fiscal year, as of the vesting date), less the fair value of awards that were forfeited during the covered fiscal year, measured as of the prior fiscal year-end, plus any dividends or earnings paid on equity awards prior to vesting that are not otherwise captured. The valuation methodology used to calculate fair values are consistent with those used at the time of grant.
(3)    On October 7, 2021, Ziff Davis completed the separation of Consensus (Nasdaq: CCSI). A shareholder of the Company who acquired one share of Ziff Davis common stock at the start of the measurement period (December 31, 2017) and reinvested all cash dividends into Ziff Davis common stock at then-current prices from the start of the measurement period to the time of the separation would have owned 1.376 shares of Ziff Davis common stock at the time of the separation of Consensus. At the time of the separation of Consensus, Ziff Davis common shareholders received a dividend of one CCSI share for every three shares of Ziff Davis common stock. Therefore, the value of this dividend for each Ziff Davis common shareholder was $18.68 per share based on the October 7, 2021 Consensus share price of

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$56.04 ($56.04 / 3 = $18.68). For purposes of calculating the Ziff Davis total return, we assume that the value of the Consensus shares issued to the Ziff Davis shareholder at the time of the separation (1.376 shares x $18.68 = $25.70) was reinvested into Ziff Davis common stock at the ex-dividend price of Ziff Davis common stock ($124.21), resulting in ownership of an additional 0.21 shares of Ziff Davis common stock.
(4)    Peer Group TSR reflects the Company’s peer group (Nasdaq Internet Index) as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2023. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 31, 2020.
(5)    Adjusted Net Income at target used for the determination of the Executive Bonus Plan (“Target Adjusted Net Income”) is a non-GAAP financial measure and is defined as net income, adjusted for certain interest costs, gain (loss) on debt extinguishment, gain (loss) on sale of a business, unrealized and realized gain (loss) on short-term investments, income (loss) from equity method investments, amortization of patents and intangible assets that we acquired, share-based compensation expense, acquisition, integration and other costs, disposal related costs associated with the disposition of certain businesses, lease asset impairments and other charges, and goodwill impairment. Further, Target Adjusted Net Income includes income (loss) from continuing operations and income (loss) from discontinued operations. As noted in footnote 3, the Company spun off its cloud fax business, Consensus, in 2021. The spin-off was accounted for as a discontinued operation. The results of the cloud fax business are included in these figures for periods presented through the spin-off date on October 7, 2021.

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Pay Versus Performance Descriptive Disclosure
We chose Adjusted Net Income as our Company Selected Measure for evaluating Pay Versus Performance because our CEO and non-CEO NEO bonus compensation is directly tied to Adjusted Net Income, and Adjusted Net Income is the most important measure in determining Compensation Actually Paid.

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Required Tabular Disclosure of Most Important Measures to Determine FY2023 CAP
The items listed below represent the most important metrics we used to determine “Compensation Actually Paid” for the Fiscal Year ended 2023. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Adjusted Net Income
Performance stock unit (PSU) stock price targets
The most important performance measures that impact our CEO’s and NEOs’ compensation are (1) Adjusted Net Income, and (2) PSU stock price targets. Adjusted net income is calculated by taking Ziff Davis’ consolidated GAAP net income, adding back any non-cash compensation expense, non-recurring one-time charges, depreciation and amortization, and certain other non-GAAP adjustments, all items net of tax. PSUs granted to our CEO and NEOs require Ziff Davis common stock to remain at or above set stock price targets for at least 20 trading days in any 30 consecutive trading day period before restrictions on the PSUs lapse.

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PROPOSAL 4 — APPROVAL OF THE ZIFF DAVIS 2024 EQUITY INCENTIVE PLAN
General
On March 22, 2024, our Board of Directors unanimously approved the Ziff Davis, Inc. 2024 Equity Incentive Plan (the “2024 Stock Plan”). The adoption of the 2024 Stock Plan is subject to stockholder approval at the Annual Meeting, and the 2024 Stock Plan will not become effective if this approval is not received.
The 2024 Stock Plan will replace the 2015 Stock Plan which is set to expire by its terms on February 10, 2025. If the 2024 Stock Plan is not approved, we will not have the ability to grant equity-based incentives when the 2015 Stock Plan expires in February 2025, which the Board of Directors believes would put us at a disadvantage relative to our competitors. If approved by our stockholders at the Annual Meeting, (i) the 2024 Stock Plan will become effective and the 2015 Stock Plan will be terminated as of the date of the Annual Meeting, (ii) no further grants will be made under the 2015 Stock Plan following such date, (iii) all authorized but unissued shares under the 2015 Stock Plan that are not subject to outstanding awards under the 2015 Stock Plan as of the effective date of the 2024 Stock Plan will be canceled, and (iv) all awards previously granted under the 2015 Stock Plan will remain outstanding (and eligible to vest and settle) in accordance with their terms under the 2015 Stock Plan. Information on grants outstanding under our other equity compensation plans, including the 2015 Stock Plan, as of December 31, 2023, is provided in the “Equity Compensation Plan Information” table above.
The 2024 Stock Plan permits the Company to issue shares of common stock to or for the benefit of employees, consultants, and non-employee directors of the Company and its affiliates as part of their compensation. In assessing the appropriate terms of the 2024 Stock Plan and the importance of equity as a component of our compensation program, our Compensation Committee considered, among other items, our compensation philosophy and practices.
Our Board of Directors believes that the approval of the 2024 Stock Plan by our stockholders will further our compensation structure and strategy. The Board of Directors believes that our ability to attract, retain and motivate top quality management and employees, consultants and non-employee directors is material to our success and would be enhanced by our ability to grant equity compensation under the 2024 Stock Plan. In addition, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, consultants and non-employee directors the opportunity to acquire or increase their proprietary interest in the Company. Therefore, the Board of Directors has approved, and under this Proposal No. 4 is asking stockholders to approve, the 2024 Stock Plan to enable us to continue to grant equity-based incentives to our employees, consultants and non-employee directors under the 2024 Stock Plan.
The 2024 Stock Plan includes key provisions designed to protect stockholders’ interests and promote effective corporate governance, including the following:
●No Discounted Stock Options or Stock Appreciation Rights. Stock Options and Stock Appreciation Rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
●No Repricing of Stock Options or SARs; Buyout Prohibition; Reload Prohibition. The 2024 Stock Plan prohibits repricing of Stock Options and SARs, including the cancellation, conversion, exchange, replacement, buyout or surrender of Stock Options and SARs in exchange for cash, other awards, or Stock Options or SARs with an exercise price that is

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less than the exercise price of the original Stock Options or SARs. The 2024 Stock Plan prohibits automatic reload provisions for Stock Options or SARs.
●No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2024 Stock Plan are automatically replenished.
●Minimum Vesting Requirements. Awards under the 2024 Stock Plan must meet minimum vesting requirements, with certain limited exceptions. Awards that are not cash awards must vest over at least twelve months following the date of grant. Note that our general practice is for equity grants to employees to have vesting periods of at least three years.
●No Dividends or Dividend Equivalent Rights on Unvested Awards. Generally, no dividends or dividend equivalents will be paid with respect to unvested awards. However, dividends can be accrued on unvested awards but will not be paid until such awards vest.
●No Liberal Change in Control Definition. The 2024 Stock Plan does not contain a “liberal” change in control definition.
Share Reserve
In its determination to approve the 2024 Stock Plan, the Board of Directors sought to ensure that the Company would have an available pool of common stock from which to grant long-term equity and equity-based incentive awards into the future. The Board of Directors believes these awards serve as a key incentive and retention mechanism for the eligible employees, consultants and non-employee directors of the Company. However, the Board of Directors is mindful of its responsibility to our stockholders to exercise judgment in granting equity and equity-based awards and seeks to proactively manage dilution.

In determining the share reserve under the 2024 Stock Plan, the Board of Directors considered the potential dilution from outstanding and future equity awards (“overhang”) both in absolute terms and relative to industry peers. If our stockholders approve the 2024 Stock Plan, based on the shares of common stock that are outstanding as of December 31, 2023, the 3,500,000 shares proposed to be reserved for issuance under the 2024 Stock Plan when taken together with the shares of common stock subject to the outstanding awards under the 2015 Stock Plan (which, under the terms of the 2024 Stock Plan, can be returned to the 2024 Stock Plan to the extent that such awards are forfeited, canceled, terminated or to the extent that shares subject to certain full-value awards under the 2015 Stock Plan are withheld for the payment of taxes), would result in an initial overhang percentage of approximately 12.5%.

The Board of Directors also considered how quickly grants under the 2024 Stock Plan will dilute the Company’s outstanding common stock (the “burn rate”). Historically, the Company’s burn rate has been approximately 1%. Because we have changed the design of our annual PSU grants to have the ability to vest at 200% of the target, the Company’s gross burn rate is expected to increase to approximately 2% per year. While the gross burn rate is expected to increase due to the need to reserve the maximum potential shares for the PSUs, the actual shares issued are expected to be less than that amount annually. The Company believes that both the Company’s overhang and the Company's burn rate are in the bottom quartile of our peers.

The Board of Directors believes that the shares proposed to be reserved under the 2024 Stock Plan, will satisfy the Company’s needs with respect to equity and equity-based incentive awards for at least three years.

In light of the factors described above, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the

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labor markets in which we compete, the Board of Directors has determined that the size of the share reserve under the 2024 Stock Plan is reasonable and appropriate at this time.

If the 2024 Stock Plan is approved by our stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the shares of common stock available for issuance under the 2024 Stock Plan.

Summary of Material Terms of the 2024 Stock Plan
The following summary of the material terms of the 2024 Stock Plan is qualified in its entirety by reference to the complete text of the 2024 Stock Plan, which is attached as Appendix B to this proxy statement. Capitalized terms used in this Proposal 4 and not defined in this Proposal 4 are defined in the 2024 Stock Plan.

Purpose

The purpose of the 2024 Stock Plan is to advance the interests of the Company and its stockholders by providing incentives to eligible persons who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such eligible persons in the Company’s success and progress by providing them with an opportunity to become stockholders of the Company.

Eligibility

The 2024 Stock Plan permits grants of awards, as described in greater detail below (each, an “Award” and, collectively, “Awards”) to all employees of the Company and its subsidiaries, as well as the Company’s directors and consultants performing services for the Company or its subsidiaries who are selected by the Committee (as defined under Administration below) in its sole discretion. Only employees of the Company and its subsidiaries will be eligible for grants of Incentive Stock Options under the 2024 Stock Plan. As of December 31, 2023 there were approximately 4,155 employees of the Company and its subsidiaries, as well as seven non-employee directors who are eligible to participate in the 2024 Stock Plan.

Term

The 2024 Stock Plan will terminate on, and no more Awards will be permitted to be granted thereunder without further stockholder approval on or after, March 21, 2034. We would seek stockholder approval earlier than 2034 if we were to use all of the shares available for grant under the 2024 Stock Plan prior to the expiration date.

Administration

The 2024 Stock Plan will be administered by the Board of Directors or Compensation Committee or such other committee to which the Board of Directors has delegated power to act (the “Committee”), which must consist of at least two directors, all of whom must qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any successor rule thereto) (the “Exchange Act”), unless otherwise determined by the Board of Directors. The Committee will have the authority to interpret the 2024 Stock Plan, to prescribe, amend and rescind any rules and regulations relating to the 2024 Stock Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2024 Stock Plan. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 such noncompliance shall not affect the validity of the awards, grants,

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interpretations or other actions of the Committee. The Committee’s determination in all matters under the 2024 Stock Plan will be conclusive and binding for all purposes. In making determinations in respect of the 2024 Stock Plan, neither the Committee nor the Board of Directors will have any liability for any action taken in good faith.

Shares Subject to the 2024 Stock Plan

Up to 3,500,000 shares of common stock may be delivered pursuant to Awards granted under the 2024 Stock Plan. These shares may be newly-issued shares or treasury shares. Each Award or share of common stock underlying an Award will count as one share of common stock for these purposes. If (i) any award issued pursuant to the 2024 Stock Plan is forfeited or otherwise terminates or is canceled without the delivery of shares of common stock or is settled for cash (in whole or in part) or (ii) shares of common stock are used to pay tax withholding obligations with respect to restricted stock units, performance stock units, or Restricted Stock (including performance-based Restricted Stock), then the shares of common stock subject to such Award will again be available for purposes of the 2024 Stock Plan. Further, any shares of common stock that are subject to awards under the 2015 Stock Plan that are outstanding as of the date the 2024 Stock Plan becomes effective that (a) are forfeited or otherwise terminated or are canceled after such date without the delivery of shares of common stock or are settled for cash (in whole or in part) or (b) are used to pay withholding obligations with respect to restricted stock units, performance stock units, or Restricted Stock (including performance-based Restricted Stock), shall again become available for transfer pursuant to Awards granted or to be granted under the 2024 Stock Plan. No more than 3,500,000 shares of common stock may be issued pursuant to Incentive Stock Options.

With respect to any calendar year, the maximum aggregate amount of any cash compensation taken together with the grant date fair value (determined as of the date of grant under FASB ASC Topic 718, or any successor thereto) of all Awards (whether paid in cash, or shares of common stock on a current or deferred basis) granted to a director of the Company or any of its affiliates who is not an active employee of the Company or any of its affiliates as compensation for services as a non-employee director will not exceed $750,000.

In the event of any increase or decrease in the number of issued shares of common stock resulting from certain corporate transactions that affect the capitalization of the Company, the Committee will adjust the number of shares of common stock issuable under the 2024 Stock Plan and the terms of any outstanding Awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights.

On March 26, 2024, the closing price of a share of common stock on Nasdaq was $62.57.

Types of Awards

All Awards will be confirmed by, and subject to the terms of, a written or electronic notice provided by the Company to the Grantee or a written or electronic agreement executed by the Company and the Grantee (each, an “Award Agreement”), which will govern that Award’s terms and conditions. The 2024 Stock Plan provides for grants of the following specific types of Awards:

●Stock Options. The Committee may award Nonstatutory Stock Options and Incentive Stock Options (“ISOs”). The exercise price of an Option may not be less than the fair market value of the common stock on the date that the Option is granted (not less than 110% in the case of ISOs granted to owners of 10% or more of the Company’s outstanding voting stock). The exercise price is payable in cash or, if the grant provides, in common stock. All Options

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terminate after a 10-year period from the date of the grant (five years in the case of ISOs granted to owners of 10% or more of the Company’s outstanding voting stock).
●Restricted Stock. The Committee may award shares of restricted common stock (“Restricted Stock”). The Committee may determine the duration of the period during which any restrictions may remain imposed on such Restricted Stock, the conditions, if any, under which the Restricted Stock may be forfeited to the Company, and the other terms and conditions of Restricted Stock awards. Unless the Committee determines otherwise, a recipient of Restricted Stock has the same voting, dividend and other rights as holders of common stock, provided that payment of dividends on shares underlying the Restricted Stock will be withheld until the expiration of the applicable Restricted Period. The purchase price for shares of Restricted Stock, if any, will be determined by the Committee on the date the Restricted Stock award is granted, and, if permitted by applicable law, no cash consideration will be required in connection with the payment for the purchase price where the Committee provides that payment will be in the form of services previously rendered.
●SARs. The Committee may award SARs in connection with all or any part of, or independently of, any Option grant under the 2024 Stock Plan. Upon exercise of a SAR, payment shall be made in cash or in shares of common stock (valued at their fair market value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.
●Restricted Stock Units. The Committee may award restricted stock unit (“RSU”) Awards, which give the Grantee an opportunity to receive shares of common stock free of restrictions upon vesting of the RSU award (and subject to any other terms of the RSU award). The Committee will determine the number of RSUs to grant to an Eligible Individual, the duration of the period during which any vesting or restrictions may remain imposed on such RSUs, the conditions, if any, under which the RSUs may be forfeited to the Company, and the other terms and conditions of the RSU awards.
●Performance-Based Awards. The Committee may grant Awards that condition the right to payment of such Awards (in shares of common stock or cash) upon the attainment of specified performance goals established pursuant to the 2024 Stock Plan and such other factors as the Committee may determine. Such awards (“Performance-Based Awards”) may be based upon one or more of the following performance criteria (either separately or in combination): measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenues, sales, net revenues or net sales measures; gross profit or operating profit measures (including before or after taxes or other similar measures); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk-adjustment, or other similar measures); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, assets, or net assets or total shareholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); increase in fair market value of common stock; sustainability; compliance; workforce diversity; workforce hiring or attrition; employee satisfaction; and any other criteria determined by the Committee. With respect to Performance-Based Awards, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee.
●Other Incentive Awards. The Committee, in its sole discretion, may grant other Awards denominated in, linked to or derived from shares of common stock or value metrics related to shares of common stock. Such other incentive awards may be in such form, and dependent

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on such conditions, as the Committee determines, including, without limitation, the right to receive shares of common stock or payment in cash (or otherwise of amounts based on the value of shares of common stock).
Amendment

The Board of Directors may amend or terminate the 2024 Stock Plan at any time. Without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded or to the extent applicable to Incentive Stock Options, or Section 422 of the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder (the “Code”), no amendment may be made that would (i) amend any plan provision to increase the aggregate maximum number of shares of common stock that may be issued under the 2024 Stock Plan; (ii) change the classification of employees, consultants and non-employee directors eligible to receive Awards under the 2024 Stock Plan; (iii) other than adjustments or substitutions in accordance the terms of outstanding Awards to reduce the exercise price of outstanding exercisable Awards or to cancel outstanding exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or exercisable Awards with an exercise price that is less than the exercise price of the original exercisable Award; or (iv) extend the maximum option period. The 2024 Stock Plan will terminate on March 21, 2034, unless earlier terminated by the Board of Directors.
Change in Control
Unless the Committee or the Board of Directors determines otherwise at the time of grant, in the event a Grantee’s service is involuntarily terminated without Cause or for Good Reason during the 24-month period following a Change in Control:

●    Any unvested Options and SARs will vest and remain exercisable or be settled in accordance with the terms of grant, as applicable;
●    The restrictions on any Restricted Stock and RSUs will lapse and such Awards will be settled shortly following such termination; and
●    Performance-Based Awards will be considered earned and payable based upon the target level (or, if no target level is specified, the maximum level).

Additionally, in the event of a Change in Control, the Committee or the Board of Directors may provide for the treatment of awards in connection with such Change in Control, which may include settlement of awards for cash or securities (which for Options and SARs will be equal to their in-the-money spread value, if any), assumption of awards, modification of the terms of awards, deeming performance awards to be achieved at target, maximum or actual performance level or providing performance conditions to continue after the Change in Control, or providing for a limited period of time for Options and SARs to be exercised prior to expiration.

“Change in Control” is defined in the 2024 Stock Plan unless an Award Agreement indicates otherwise.
Clawback Policy
Notwithstanding any other provisions in the 2024 Stock Plan, Awards under the 2024 Stock Plan will be subject to the Company’s Clawback Policy or any other clawback or recapture policy that may be adopted and/or modified from time to time (collectively, the “Clawback Policies”). In accordance with such Clawback Policies, a Grantee may be required to repay to the Company previously paid

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compensation, whether provided pursuant to the 2024 Stock Plan or an Award Agreement. By accepting an Award, a Grantee is agreeing to be bound by the Clawback Policies as in effect from time to time (including, without limitation, any such Clawback Policies adopted to comply with applicable law or stock exchange listing requirements).
No Selling, Assigning, Pledging or Transferring Awards

Except as provided in the 2024 Stock Plan or an Award Agreement or by law, no Award (or any rights and obligations thereunder) granted to any person under the 2024 Stock Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of other than by will or by the laws of descent and distribution, and all options (and any rights thereunder) shall be exercisable during the life of the Grantee only by the Grantee. The Committee may, in its discretion, permit a Grantee to transfer any option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members.
Minimum Vesting Requirements

Awards under the 2024 Stock Plan, other than cash awards, will be subject to a minimum vesting schedule (or, with respect to Performance-Based Awards, have a minimum performance period) of at least one year following the date of grant of the Award, subject to certain exceptions. The following Awards will not be subject to the minimum vesting schedule described in the preceding sentence: Substitute Awards, awards to directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the stockholders (so long as such next annual meeting of the Company’s stockholders is at least 50 weeks following the immediately preceding annual meeting date), and any additional Awards that the Committee may grant up to a maximum of 5% of the shares of common stock authorized for issuance under the 2024 Stock Plan.
No Dividends or Dividend Equivalent Rights on Unvested Awards
Dividends and dividend equivalent rights will be paid at the same time as dividend payments are made to stockholders of the Company, provided that such dividends and dividend equivalent rights with respect to unvested Awards will be withheld and subject to the same vesting or performance requirements as the underlying Awards.
Material U.S. Federal Tax Implications

The following is a brief description under current law of the principal U.S. federal income tax consequences generally arising with respect to Awards under the 2024 Stock Plan. This description is not intended to, and does not, provide or supplement tax advice to recipients of Awards. Grantees are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Awards under the 2024 Stock Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.
Nonstatutory Stock Options and SARs

The grant of a Nonqualified Stock Option or SAR generally should not result in recognition of income for federal income tax purposes at the grant date for the Grantee. Generally, upon exercising such an Option or SAR, the Grantee will recognize ordinary income equal to the excess of the fair market value of the vested shares of common stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in

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respect of such amounts, and the Company will generally be entitled to deduct the same amount. A Grantee’s disposition of shares of common stock acquired upon the exercise of a Nonstatutory Stock Option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Grantee’s tax basis in such shares (the tax basis in the acquired shares of common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the Option).
Special Tax Treatment of ISOs

A Grantee receiving ISOs under the 2024 Stock Plan generally should not recognize taxable income for federal income tax purposes upon exercising an ISO except that the alternative minimum tax may apply. Upon a disposition of common stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the Grantee generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the common stock at the date of exercise of the ISO over the exercise price or (ii) the amount realized upon the disposition of the ISO common stock over the exercise price. Otherwise, a Grantee’s disposition of common stock acquired upon the exercise of an ISO for which the ISO holding periods are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the Grantee’s tax basis in such shares (the tax basis in the acquired shares of common stock for which the ISO holding periods are met generally being the exercise price of the ISO). The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the Grantee recognizes ordinary income on disposition of the shares.
Restricted Stock Awards

A Grantee receiving Restricted Stock generally should not have taxable income upon grant of nontransferable Restricted Stock subject to a substantial risk of forfeiture (unless the Grantee elects to accelerate recognition as of the date of grant). The Grantee will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares of common stock determined as of the vesting date, less any amount paid for the Restricted Stock, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Company will generally be entitled to deduct the same amount. A Grantee’s disposition of shares of common stock acquired upon the vesting of Restricted Stock generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Grantee’s tax basis in such shares (the tax basis in the acquired shares of common stock generally being the amount recognized as ordinary income in connection with the vesting of the Restricted Stock).
Restricted Stock Units

A Grantee receiving RSUs generally should not recognize taxable income for federal income tax purposes when RSUs are granted. After the RSUs vest and are settled, the Grantee will recognize ordinary income in an amount equal to the full fair market value of the shares of common stock and any cash received, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Company will generally be entitled to deduct the same amount. A Grantee’s disposition of shares of common stock acquired upon the settlement of RSUs generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Grantee’s tax basis in such shares (the tax basis in the acquired shares of common stock generally being the amount recognized as ordinary income in connection with the settlement of the RSUs).

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Other Incentive Awards (Including Performance-Based Awards)
A recipient of another incentive award generally should not be subject to income taxation at grant. Instead, the Grantee will be subject to income tax at ordinary rates on the fair market value of the common stock (or the amount of cash) received on the date of delivery and the Company will generally be entitled to deduct the same amount. The Grantee will be subject to FICA (Social Security and Medicare) tax at the time any portion of such Award is deemed vested (or settled in the case of Performance-Based Awards) for tax purposes. The fair market value of the common stock (if any) received on the delivery date will be the Grantee’s tax basis for purposes of determining any subsequent gain or loss from the sale of the common stock, and the Grantee’s holding period with respect to such common stock will begin at the delivery date. Gain or loss resulting from any sale of common stock delivered to a Grantee will be treated as long- or short-term capital gain or loss depending on the holding period.
Section 162(m) of the Code

Section 162(m) of the Code generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the effectiveness of Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the deductibility limitation of Section 162(m) of the Code. However, under the Tax Act, effective for tax years commencing after December 31, 2017, the qualified performance-based compensation exception was eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers.
Section 409A

Some Awards under the 2024 Stock Plan may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for Awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the Grantee, including certain penalties. To the extent applicable, the 2024 Stock Plan and Awards granted under the 2024 Stock Plan are intended to be structured and interpreted in a manner that either complies with or is exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

The foregoing is only a summary of the effect of U.S. federal income taxation upon the Grantee and the Company with respect to the awards granted under the 2024 Stock Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a Grantee’s death or the income tax laws of any municipality, state or foreign country in which the Grantee’s income or gain may be taxable.
New Plan Benefits

No awards will be granted pursuant to the 2024 Stock Plan unless and until it is approved by the Company’s stockholders. Future awards to employees, consultants and non-employee directors under the 2024 Stock Plan will be made at the discretion of the Committee or the Board of Directors, as applicable. Therefore, it is not possible to determine the amount or form of any Award that will be granted to any Grantee or the average annual stock grant rate in the future as there are many variables the Committee or the Board of Directors (as applicable) considers in granting Awards. As disclosed under “Director Compensation,” the Company has historically granted each non-employee

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director time-vesting RSUs having a grant date value of approximately $200,000 on the date of grant, which has historically been on the date of the applicable year’s Annual Meeting. The table below sets forth the aggregate grant date fair value of annual equity-based awards that each of our non-employee directors and all non-employee directors as a group are expected to receive on the date of the Annual Meeting pursuant to our director compensation program as currently in effect.

Name	Number of Shares	Dollar Value(1) ($)
2023 NEOs and Current Positions
Vivek Shah President & Chief Executive Officer	-	-
Bret Richter Chief Financial Officer	-	-
Jeremy D. Rossen Executive Vice President, General Counsel and Secretary	-	-
Layth Taki Chief Accounting Officer	-	-
All current executive officers as a group	-	-
Current non-executive directors
Sarah Fay	-	200,000
Jana Barsten	-	200,000
Trace Harris	-	200,000
William Brian Kretzmer	-	200,000
Kirk McDonald	-	200,000
Neville Ray	-	200,000
Scott C. Taylor	-	200,000
Current non-executive directors as a group	-	1,400,000
Non-executive officer employees as a group
N/A	-	-
(1)    The number of RSUs granted to non-executive officer directors on the date of the Annual Meeting cannot be determined at this time, since the $200,000 grant date value will be converted to a number of RSUs using the price of our common stock on the date of the Annual Meeting.
For information about outstanding equity Awards held by our NEOs and directors as of December 31, 2023, please refer to the 2023 Summary Compensation Table for the Year Ended December 31, 2023 and the 2023 Director Compensation Table.

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Vote Required
Approval of the 2024 Stock Plan requires the affirmative vote of the holders of a majority of shares of the Company common stock present or represented and entitled to vote at the Annual Meeting.
THE ZIFF DAVIS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 – APPROVAL OF THE ZIFF DAVIS 2024 EQUITY INCENTIVE PLAN.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Information Regarding Beneficial Ownership of Principal Stockholders
The following table contains information regarding shareholders that reported to the SEC that they beneficially own more than five percent of Ziff Davis’ outstanding shares of common stock. The percentage of ownership is calculated using the number of outstanding shares on March 15, 2024.

Name	Number of Shares Beneficially Owned(1)	Approximate Percentage
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	5,639,522(2)	12.23%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,643,765(3)	10.07%
ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, Colorado 80206	3,293,669(4)	7.14%
Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom	3,229,351(5)	7.00%
(1)As of March 15, 2024, 46,128,589 shares of Ziff Davis common stock were outstanding.
(2)Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on January 23, 2024. BlackRock, Inc. (“BlackRock”) made this filing on behalf of itself and various BlackRock-related entities. According to the Schedule 13G/A, BlackRock has sole voting power over 5,545,101 shares and sole dispositive power over 5,639,522 shares.
(3)Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, Inc. (“Vanguard”) made this filing on behalf of itself and various Vanguard-related entities. According to the Schedule 13G/A, Vanguard has shared voting power over 52,998 shares, sole dispositive power over 4,540,070 shares and shared dispositive power over 103,695 shares.
(4)Based solely on information set forth in the stockholder’s Schedule 13G filed with the SEC on February 14, 2024. According to the Schedule 13G/A, ArrowMark Colorado Holdings, LLC has sole voting and dispositive power over 3,293,669 shares.
(5)Based solely on information set forth in the stockholder’s Schedule 13G/A filed with the SEC on February 13, 2024. Janus Henderson Group plc (“Janus”) made this filing on behalf of itself and various Janus-related entities. According to the Schedule 13G/A, Janus has shared voting and dispositive power over 3,229,351 shares.

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Information Regarding Beneficial Ownership of Management

The table below sets forth certain information that has been provided to Ziff Davis with respect to beneficial ownership of shares of Ziff Davis common stock as of March 15, 2024 by: (i) each director and nominee for director of Ziff Davis, (ii) each of the named executive officers of Ziff Davis and (iii) all directors and executive officers of Ziff Davis as a group.(1) Each of the persons or group of persons in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.

	Number of Shares Beneficially Owned(2)	Approximate Percentage
Vivek Shah	1,002,810	2.17%
Sarah Fay	17,373(3)	*
Jana Barsten	0	*
Trace Harris	10,153(4)	*
William Brian Kretzmer	12,315(5)	*
Kirk McDonald	0	*
Neville Ray	0	*
Scott C. Taylor	10,648(6)	*
Bret Richter	10,474	*
Jeremy D. Rossen	10,138	*
Layth Taki	3,341	*
All directors and executive officers as a group (11 persons)	1,077,252(7)	2.33%
* Less than 1%
(1)    The address for all executive officers, directors and director nominees is c/o Ziff Davis, Inc., 114 5th Avenue, 15th Floor, New York, New York 10011.
(2)    As of March 15, 2024, 46,128,489 shares of Ziff Davis common stock were outstanding. The number of shares beneficially owned by each individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares that the individual has the right to acquire within 60 days of March 15, 2024 through the exercise of any stock options, through the vesting/settlement of RSAs, RSUs payable in shares, or upon the exercise of other rights, but such shares are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(3)    Consists of 14,360 shares of Ziff Davis common stock, including 3,013 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(4)    Consists of 7,140 shares of Ziff Davis common stock, including 3,013 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(5)    Consists of 9,302 shares of Ziff Davis common stock, including 3,013 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(6)    Consists of 7,635 shares of Ziff Davis common stock, including 3,013 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.
(7)    Consists of 1,065,200 shares of Ziff Davis common stock, and 12,052 shares issuable in connection with RSUs that will vest within 60 days of the record date for the Annual Meeting.

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Ziff Davis is not aware of any arrangements, including any pledge by any person of Ziff Davis’ securities, the operation of which may, at a subsequent date, result in a change in control of Ziff Davis. Ziff Davis is not aware of any material proceedings to which any director, officer, or affiliate of Ziff Davis, any owner of record or beneficially of more than five percent of Ziff Davis’ common stock or any associate of any such director, officer, affiliate, or stockholder is a party adverse to Ziff Davis or any of its subsidiaries or has a material interest adverse to Ziff Davis or any of its subsidiaries.

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REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
The Ziff Davis Board of Directors has adopted a written policy governing the approval of Related-Party Transactions (the “RPT Policy”). “Related-Party Transactions” include any transaction or relationship directly or indirectly involving a director or director nominee, executive officer, a 5% stockholder of the Company, or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K. Such transactions do not include, however, indemnification payments, ordinary course business expenses, or reimbursements or compensation paid to directors and executive officers for their services as directors and executive officers.
The RPT Policy prohibits all Related-Party Transactions unless they are approved or ratified by the ESG Committee. If a transaction or relationship constitutes a Related-Party Transaction, the ESG Committee will then review the transaction or relationship to determine whether to approve or ratify the transaction. In making its determination, the ESG Committee considers several factors including, but not limited to:
●Whether the terms of the Related-Party Transaction are fair to Ziff Davis and on the same basis as would apply if the transaction did not involve a related party;
●Whether Ziff Davis has business reasons to enter into the transaction or relationship;
●Whether the transaction or relationship will impair the independence of an outside director;
●The materiality of the transaction or relationship, taking into account the importance of the interest to the related party, the dollar amount involved, and the significance of the transaction to Ziff Davis and its investors in light of all the circumstances;
●Whether the transaction or relationship raises any disclosure or reputational issues; and
●Whether the transaction or relationship presents an improper conflict of interest for any director or executive officer of Ziff Davis.

On September 25, 2017, the Board of Directors authorized the Company to enter into a commitment to invest $200 million in an investment fund (the “Fund”). The manager, OCV, and general partner of the Fund are entities with respect to which Richard S. Ressler, the former Chair of the Board of Directors of the Company, is indirectly the majority equity holder. As a limited partner in the Fund, prior to the settlement of certain litigation generally related to the Company’s investment in the Fund in January 2022, the Company paid an annual management fee to the manager equal to 2.0% (reduced by 10% each year beginning with the sixth year) of capital commitments. In addition, subject to the terms and conditions of the Fund’s limited partnership agreement, once the Company received distributions equal to its invested capital, the Fund’s general partner would be entitled to a carried interest equal to 20%. The Fund has a six year investment period, subject to certain exceptions. The commitment was approved by the Audit Committee of the Board of Directors in accordance with the Company’s RPT Policy. In connection with the settlement of litigation related to this matter, among other terms, no further capital calls are being made in connection with the Company’s investment in the Fund, nor will any management fees be paid by the Company to the manager. In 2023 and as of March 15, 2024, the Company did not receive any capital call notices from the management of OCV.

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DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING
Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Ziff Davis’ proxy statement and form of proxy. The date by which stockholder proposals must be received by Ziff Davis so that they may be considered for inclusion in the proxy statement and form of proxy for Ziff Davis’ 2025 Annual Meeting of Stockholders is November 27, 2024 (or if the date of the next Ziff Davis annual meeting of stockholders is changed by more than 30 days from the date of the Annual Meeting, a reasonable time before Ziff Davis begins to print and mail its proxy materials). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
A stockholder nomination of a person for election to our Board of Directors or a proposal for consideration at our 2025 annual meeting of stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Assuming Ziff Davis holds the 2025 Annual Meeting of Stockholders on the anniversary of the Annual Meeting, stockholder proposals and director nominations which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by Ziff Davis no earlier than January 7, 2025, and no later than February 6, 2025 (unless there are fewer than 30 days between the date the next annual meeting is announced and the date it is held, in which case such advance notice must be given not more than 10 days after the date of the announcement).
In order for stockholders to give timely notice of director nominations at our 2025 annual meeting of stockholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadline as disclosed above under the advance notice procedures set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.
You should also review our Bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Ziff Davis, Inc. at its principal executive offices at 114 5th Avenue, 15th Floor, New York, New York 10011.
COST OF ANNUAL MEETING AND PROXY SOLICITATION
Ziff Davis is paying the expenses of this solicitation. Ziff Davis also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, the directors, officers and employees, who will not receive any additional compensation for such solicitation activities, may solicit proxies in person or by telephone, email or similar means.
HOUSEHOLDING
As permitted by the Exchange Act, only one copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials is being delivered to stockholders residing at the same address, unless such stockholders have notified Ziff Davis of their desire to receive multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at

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households. A number of brokerage firms with account holders have instituted householding. Once a shareholder has consented or receives notice from their broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes their consent.
Ziff Davis will promptly deliver, upon oral or written request, a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, in the future, to any stockholder residing at an address to which only one copy was mailed. Additionally, stockholders sharing an address may request delivery of a single copy of annual reports and proxy statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents. All such requests should be directed to Ziff Davis’ Secretary, 114 5th Avenue, 15th Floor, New York, NY 10011, (212) 503-3500.

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OTHER MATTERS
To the extent that this proxy statement is incorporated by reference into any other filing by Ziff Davis under the Exchange Act or the Securities Act of 1933, the sections of this proxy statement titled “Compensation Committee Report,” “Report of the Audit Committee,” and “Pay Versus Performance Disclosure,” to the extent permitted by the rules of the SEC, will not be deemed incorporated into such a filing, unless specifically provided otherwise in the filing. In addition, such sections will not be deemed to be soliciting material for purposes of the solicitation of proxies in connection with the annual meeting.

All website addresses contained in this proxy statement are intended to be inactive, textual references only. The information on, or accessible through, any website (including the Ziff Davis website) identified in this proxy statement is not a part of, and is not incorporated by reference into, this proxy statement.

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign, and promptly return the accompanying proxy card in the enclosed envelope or, for stockholders who own Ziff Davis stock through a bank or broker that provides for voting by telephone or over the Internet, submit voting instructions by telephone or the Internet.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Sarah Fay
Chair, Ziff Davis Board of Directors

New York, NY
Dated: March 27, 2024

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ABOUT THE ANNUAL MEETING
Who Is Soliciting My Vote?
The Board of Directors of Ziff Davis, Inc. is soliciting your vote at the 2024 Annual Meeting of Ziff Davis’ stockholders (the “Annual Meeting”). In this proxy statement, Ziff Davis, Inc. is referred to as “Ziff Davis,” the “Company,” “we,” “us” and “our.”
What Will I Be Voting On?
1.To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.To ratify the appointment of KPMG LLP to serve as Ziff Davis’ independent registered public accounting firm for fiscal 2024;
3.To provide an advisory vote on the compensation of Ziff Davis’ named executive officers;
4.To approve the Ziff Davis 2024 Equity Incentive Plan; and
5.To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.
How Many Votes Do I Have?
You will have one vote for every share of Ziff Davis common stock you owned at the close of business on March 15, 2024.
How Many Votes Can Be Cast By All Stockholders?
46,128,589 votes can be cast, which represents the total number of shares of Ziff Davis common stock that were outstanding and eligible to vote on the record date.
How Many Votes Must Be Present to Hold the Annual Meeting?
The holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy are required to hold the meeting, or 23,064,295 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting.
What is the Required Vote to Approve Each Proposal?
For Proposal 1 – Election of Directors, to be elected to the Ziff Davis Board of Directors, each of the six nominees must receive the affirmative vote of the majority of shares of Ziff Davis common stock present or represented by proxy and voting at the Annual Meeting (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If the votes cast “for” a nominee do not exceed the votes cast “against” a nominee, pursuant to our Corporate Governance Guidelines, the nominee must promptly tender his resignation for consideration by the Company’s Environmental, Social, and Governance Committee, which will recommend to the Board of Directors the action to be taken.
For Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm, Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers, and Proposal 4 – Approval of the Ziff Davis 2024 Equity Incentive Plan, approval requires the affirmative vote of

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holders of a majority of shares of Ziff Davis common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
How Can I Get Electronic Access to the Proxy Materials?
The Notice provides you with instructions regarding how to:
●View our proxy materials for the Annual Meeting on the Internet; and
●Instruct us to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
The Notice, proxy statement, proxy card and the 2023 Annual Report are available at www.proxyvote.com.
How Can I Obtain Paper or Email Copies of Proxy Materials?
The Notice contains a toll-free telephone number, an email address and a website where stockholders can request a paper or an email copy of the proxy statement, proxy card and the 2023 Annual Report. These proxy materials are available free of charge.
Can I Vote My Shares by Filling Out and Returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or telephone or how to request a paper proxy card.
How Do I Vote?
If you are a stockholder of record, you can vote either through our virtual platform at the Annual Meeting, by proxy without attending the Annual Meeting or as otherwise provided in this mailing. To participate in and vote at the Annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You can vote by proxy over the Internet or telephone up until 11:59 p.m. Eastern Time on May 6, 2024 by

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following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.
If you own your Ziff Davis stock through a bank or broker, you may also vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the instructions that the broker or nominee provides to you.
If you want to vote through our virtual platform at the Annual Meeting and you hold your Ziff Davis stock through a bank or broker (that is, in street name), you may either vote through our virtual platform if your bank or broker allows or you must obtain a proxy from your bank or broker and vote by mail or telephone pursuant to instructions provided on the proxy card.
Can I Revoke My Proxy?
Yes. If you are a stockholder of record, send in a new proxy card with a later date or send a written notice of revocation to Ziff Davis’ Secretary at 114 5th Avenue, 15th Floor, New York, NY 10011. If you own your Ziff Davis stock through a bank or broker, follow the instructions provided by your bank or broker. In addition, if you are a stockholder of record, you can attend the Annual Meeting and vote through our virtual platform. Virtual attendance at the Annual Meeting will not by itself revoke a proxy.
What If I Vote “Abstain”?
Abstentions are counted as votes present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting. An abstention has no effect on the outcome of Proposal 1 – Election of Directors. An abstention has the same effect as a vote against Proposal 2 – Ratification of Selection of Independent Auditors, Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers, and Proposal 4 – Approval of the Ziff Davis 2024 Equity Incentive Plan.
What if I Don’t Provide Specific Voting Instructions?
If you are a stockholder of record and return a proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR ratification of the appointment of KPMG as Ziff Davis’ independent auditors, FOR approval of an advisory resolution approving the compensation paid to Ziff Davis’ named executive officers, FOR approval of the Approval of the Ziff Davis 2024 Equity Incentive Plan, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.
If you are the beneficial owner of shares held in street name and do not instruct your bank or broker how to vote your shares, your bank or broker will not be able to vote your shares on certain matters scheduled to come before the Annual Meeting. Brokers, trustees, or other nominees may generally vote on routine matters without instructions from a beneficial owner but cannot vote on non-routine matters. Your broker is not permitted to vote your uninstructed shares on Proposal 1 – Election of Directors, Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers or Proposal 4 – Approval of the Ziff Davis 2024 Equity Incentive Plan. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the aforementioned proposals, no votes will be cast on your behalf on such proposals. Your broker will, however, continue to have discretion to vote any uninstructed shares on Proposal 2 – Ratification of Selection of Independent Auditors, as this proposal is considered a routine matter.

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If your bank or broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Broker non-votes will have no effect on the vote for Proposal 1 – Election of Directors, Proposal 2 – Ratification of Selection of Independent Auditors or Proposal 3 – Advisory Vote on the Compensation of the Named Executive Officers or Proposal 4 – Approval of the Ziff Davis 2024 Equity Incentive Plan.
If you are the owner of record, and you do not vote your shares held in your name or return a proxy card, your shares will not be counted as present for purposes of determining whether a quorum exists for transaction of business at the Annual Meeting, and no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
What Happens if the Annual Meeting is Postponed or Adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who Can I Contact if I Have Questions Concerning the Annual Meeting?
If you have any further questions about voting your shares or attending the Annual Meeting, or wish to obtain directions on how to join the virtual Annual Meeting, please call or email Ziff Davis’ Investor Relations Department at 800-577-1790 or investor@ziffdavis.com.

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CAUTIONARY NOTE ON FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning our strategy, prospects and plans, objectives of management, future mergers, acquisitions, and divestitures and related strategy, future financial position and liquidity, future revenues, projected costs, profitability, our human capital and ESG goals strategies and priorities, and growth opportunities and trends in the markets in which we operate. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “may,” “could,” “should,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

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APPENDIX A: RECONCILIATION OF U.S. GAAP FINANCIAL PERFORMANCE FIGURES TO ADJUSTED NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA ($ in millions)
	Year ended December 31,
	2023	2022	2021
Net income from continuing operations	41.5	65.5	401.4
Interest expense, net	20	33.8	72
(Gain) loss on debt extinguishment, net	-	(11.5)	5.2
Loss on sale of businesses	-	-	21.8
Unrealized loss (gain) loss on short-term investments held at the reporting date, net	28.5	7.1	(298.5)
(Gain) loss on investments, net	(0.4)	46.7	16.7
Other loss (income), net	9.5	(8.4)	(1.3)
Income tax expense (benefit)	24.1	58	(14.2)
Loss (income) from equity method investment, net	7.8	7.7	(34.3)
Depreciation and amortization	237	233.4	249.3
Share-based compensation	31.9	26.6	24.1
Acquisition, integration, and other costs	21	17.4	10.7
Disposal related costs	2.2	1.3	0.6
Lease asset impairments and other charges	2.3	2.2	12.9
Goodwill impairment on business	56.9	27.4	32.6
Adjusted EBITDA	482.3	507.2	499.0

Adjusted EBITDA Margin ($ in millions)
	Year ended December 31,
	2023	2022	2021
Revenue	1,364.0	1,391.0	1,416.7
Adjusted EBITDA	482.3	507.2	499.0
Adjusted EBITDA margin	35.4%	36.5%	35.2%

Adjusted Revenue ($ in millions)
	Year ended December 31,
	2023	2022	2021
Revenue	1,364.0	1,391.0	1,416.7
Revenue adjustments related to divested businesses	—	—	(33.5)
Adjusted revenue (excluding the contribution in 2021 from divested businesses)	1,364.0	1,391.0	1,383.2
% Change compared to 2021	(1.4)%	0.6%	N/A

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Appendix B: 2024 Equity Incentive Plan

ARTICLE I

PURPOSES

1.1     Purpose of Plan; Successor to 2015 Plan. The purposes of the Ziff Davis, Inc. 2024 Equity Incentive Plan (the “Plan”) are to advance the interests of Ziff Davis, Inc. (the “Company”) and its stockholders by providing significant incentives to selected eligible persons who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such eligible persons in the Company’s success and progress by providing them with an opportunity to become stockholders of the Company. The Plan is the successor to the j2 Global, Inc. 2015 Stock Option Plan (the “2015 Plan”). From and after 12:01 a.m. Eastern time on the Effective Date, no additional awards may be granted under the 2015 Plan. All outstanding awards granted under the 2015 Plan will remain subject to the terms of the 2015 Plan. Notwithstanding the foregoing, the 2015 Plan shall remain in effect on its existing terms unless and until the Plan is approved by the Company’s stockholders.

ARTICLE II

DEFINITIONS

2.1    Definitions. Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1 hereof.

(a)     “Award” means an award under the Plan as described in Article V. Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, Restricted Stock, restricted stock units, performance stock, performance stock units and other Awards, as set forth in Article V.

(b)     “Award Agreement” means a written or electronic notice provided by the Company to the Grantee or a written or electronic agreement executed by the Company and the Grantee.

(c)     “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)     “Cause” means (i) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (ii) with respect to any other Grantee, (A) the Grantee’s commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or misdemeanor where imprisonment is imposed (other than for a traffic-related offense); (B) the Grantee’s theft, embezzlement, malfeasance, fraud, dishonesty or misappropriation with respect to the Company or any of its Subsidiaries or any their respective investors, partners, customers, suppliers or distributors or other business relations; (C) the Grantee’s insubordination, refusal to perform the Grantee’s duties or responsibilities (other than due to illness or incapacity), or continued unsatisfactory performance of the Grantee’s duties for the Company or any Subsidiary that, to the extent curable, is not cured within 10 days’ notice thereof from the Company or its applicable Subsidiary; (D) the Grantee’s willful misconduct or gross negligence with regard to the Company or any Subsidiary; (E) the Grantee’s unlawful appropriation of a material corporate opportunity; (F) the Grantee’s use of illegal drugs or abuse of alcohol that materially impairs the Grantee’s ability to perform the Grantee’s duties to the Company or any of its Subsidiaries; (G) any willful and material breach of fiduciary duty owed to the Company or any of its Subsidiaries by the Grantee; or (H) the Grantee’s breach of any agreement with the Company or any of its

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Subsidiaries, including any confidentiality or other restrictive covenant agreement entered into between the Grantee and the Company or any of its Subsidiaries or a material violation of the code of conduct or other written policy of the Company or any of its Subsidiaries (including nondiscrimination and sexual harassment policies).

(e)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f)     “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof. Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b-3 under the Exchange Act. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions. If for any reason the appointed Committee does not meet the requirements of Rule 16(b)-3, such noncompliance shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.

(g)     “Common Stock” means, subject to the provisions of Section 9.4, the authorized common stock of the Company, par value $.01 per share.

(h)     “Company” means Ziff Davis, Inc., or any successor corporation.

(i)     “Consultant” means any consultant or other person to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary; however, services solely as a Director or payment of a fee for such services will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)     “Director” means a member of the Board, as constituted from time to time, who is not an Employee.

(k)     “Disability” means with respect to a Grantee’s Termination of Service, a permanent and total disability as defined in Section 22(e)(3) of the Code without regard to the last sentence thereof. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) unless the Grantee incurs a “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(l)     “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

(m)     “Eligible Individual” means any person who is an Employee, Consultant or Director, as determined by the Committee.

(n)     “Employee” means any officer or other individual who is a common-law employee of the Company or of a Subsidiary; however, services solely as a Director or payment of a fee for such services will not cause a Director to be considered an “Employee” for purposes of the Plan.

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(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)     “Fair Market Value” means, in respect of a share of Common Stock on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the last reported sales price regular way on the day preceding such date on which a reported sale occurred, in either case on the NASDAQ Global Select Market or, if at the time the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange, in the NASDAQ National Market System or, if at the time the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any recognized securities dealer that the Committee deems reliable for that purpose from time to time or, in the absence of such markets for the Common Stock, as determined by the Committee using any reasonable valuation method and in a manner that complies with Sections 409A and 422 of the Code, as applicable.

(q)     “Good Reason” means (i) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (ii) with respect to any other Grantee, the occurrence of any of the following after a Change in Control, in the absence of the Grantee’s consent: (A) any material and adverse change in the Grantee’s position or authority with the Company as in effect immediately before the Change in Control, other than an isolated and insubstantial action not taken in bad faith; (B) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before the Change in Control; or (C) a diminution of the Grantee’s base salary in effect immediately before the Change in Control by more than 10%, unless such diminution applies to all similarly situated employees, provided that (x) the Grantee must deliver to the Company a written notice of termination within 60 days after the Grantee has or reasonably would be expected to have knowledge that an event constituting Good Reason has occurred, (y) the Grantee must provide the Company a period of 30 days to cure such event constituting Good Reason, and (z) if the Company fails to cure such event constituting Good Reason, the Grantee’s Termination of Service must occur no more than 30 days following the Company’s failure to cure the event constituting Good Reason.

(r)     “Grantee” means an Eligible Individual who receives an Award under the Plan.

(s)     “Incentive Stock Option” means an Option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1 hereof, which meets the requirements of Section 422 of the Code.

(t)     “NASDAQ” means the National Association of Securities Dealers Automated Quotations.

(u)     “Nonstatutory Stock Option” means an Option to purchase Common Stock, granted by the Company to an Eligible Individual pursuant to Section 5.1 hereof, which does not meet the requirements of Section 422 of the Code or which provides, as of the time the Option is granted, that it will not be treated as an Incentive Stock Option.

(v)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(w)     “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may or may not be based on Performance Criteria.

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(x)     “Person” means any individual, entity (including nay employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

(y)     “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(z)     “Termination of Service” means, unless otherwise determined by the Committee,

(i)     As to a Consultant, the time when the engagement of a Grantee as a Consultant is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director.
(ii)     As to a Director, the time when a Grantee who is a Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Director simultaneously commences or remains in employment and/or service as an Employee and/or Consultant.
(iii)     As to an Employee, the time when the employee-employer relationship between a Grantee and the Company or its applicable Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement, but excluding terminations where the Employee simultaneously commences or remains in services as a Consultant and/or Director.
The Committee in its discretion may determine (A) whether any leave of absence constitutes a Termination of Service for purposes of the Plan, (B) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (C) when a change in a Grantee’s association with the Company constitutes a Termination of Service for purposes of the Plan. The Committee may also determine whether a Grantee’s Termination of Service is for Cause and the date of termination in such case.
(aa)     “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

ARTICLE III

EFFECTIVE DATE OF THE PLAN; RESERVATION OF SHARES

3.1    Effective Date. The Plan shall come into existence on the date that the Plan is adopted by the Board; provided, however, that no Award may be granted under the Plan prior to the Effective Date.

3.2    Shares Reserved Under Plan. The total number of shares of Common Stock that may be issued pursuant to Awards made under this Plan shall not exceed (x) 3,500,000 shares of Common Stock, plus (y) any Returned Shares from the 2015 Plan, if any, which become available for grant under the Plan from time to time in accordance with this Section 3.2 (the “Share Reserve”). Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. If (a) any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or is settled for cash (in whole or in part) or (b) shares of Common Stock are used to pay tax withholding obligations with respect to restricted stock units, performance stock units, or Restricted Stock (including performance-based Restricted Stock), then the shares of Common Stock covered

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by such forfeited, terminated, or canceled Awards, or shares of Common Stock withheld in respect of such Awards shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock that are subject to awards under the 2015 Plan that are outstanding on the Effective Date that (i) are forfeited or otherwise terminate or are canceled after the Effective Date without the delivery of shares of Common Stock or are settled for cash (in whole or in part) or (ii) are used to pay tax withholding obligations with respect to restricted stock units, performance stock units, or Restricted Stock (including performance-based Restricted Stock), in each case after the Effective Date, shall again become available for transfer pursuant to Awards granted or to be granted under this Plan (the “Returned Shares”). Accordingly, the number of shares of Common Stock subject to the Share Reserve is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan and does not limit the granting of Awards. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Substitute Awards”), shall not be counted against the shares available for Awards under this Plan; provided that such Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Stock or other Awards with respect to which dividends or dividend equivalent rights have been paid or accrued, the number of shares of Common Stock with respect to such Restricted Stock or other Awards shall not be available for subsequent grants hereunder unless, in the case of shares of Common Stock with respect to which dividends or dividend equivalent rights were accrued but unpaid, such dividends or dividend equivalent rights are also canceled or forfeited.

3.3    Non-Employee Director Limitations. With respect to any calendar year, the maximum aggregate amount of any cash compensation taken together with the grant date fair value (determined as of the date of grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted to a non-employee Director solely with respect to the individual’s service as a non-employee Director, may not exceed $750,000.

3.4    Incentive Stock Option Limit. The maximum number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 3,500,000 shares of Common Stock (the “ISO Limit”).

3.5    Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. If an executed Award Agreement is required by the Committee, a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended or guaranteed by the Company with respect to any Awards. No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to such Award until shares of Common Stock are issued (whether through book entry accounting or otherwise). Except as otherwise provided in the applicable Award

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Agreement, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date that the shares of Common Stock subject to the applicable Award are issued (whether through book entry accounting or otherwise).

ARTICLE IV

PARTICIPATION IN PLAN

4.1    Eligibility. Awards under the Plan may be granted to any Eligible Individual as the Committee shall determine. The Committee shall determine those Eligible Individuals to whom Awards shall be granted, the type of Award to be granted to each such person, and, subject to Section 3.2 hereof, the number of shares of Common Stock subject to each such Award. Only individuals who are Employees of the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

4.2    Participation Not Guarantee of Employment or Retention. Nothing in this Plan or in any Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate a Grantee’s employment or service at any time, without regard to the effect of such termination on any rights such Grantee would otherwise have under this Plan, or give any right to a Grantee to remain employed by or in the service of the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

ARTICLE V

GRANT AND EXERCISE OF OPTIONS; RESTRICTED STOCK; OTHER AWARDS

5.1    Grant of Options. The Committee may from time to time in its discretion grant Incentive Stock Options and/or Nonstatutory Stock Options to Eligible Individuals at any time after the Effective Date; provided that Incentive Stock Options may only be granted to individuals who are Employees of the Company or a Subsidiary. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under applicable law, then the Option (or portion thereof) will be an Nonstatutory Stock Option. All Options under the Plan shall be granted within 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

5.2    Option Terms. Options granted under the Plan shall be subject to the following requirements:

(a) Option Price. The exercise price of each Incentive Stock Option shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted, subject further to Section 5.2(e) hereof. The exercise price of each Nonstatutory Stock Option shall be the amount determined by the Committee as set forth in the applicable Option Award Agreement, provided that such amount shall not be less than the higher of the par value or 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The exercise price of an Option may be subject to adjustment pursuant to Section 9.4 hereof.

(b) Term of Option. The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Award Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant.
(c) Nontransferability of Option. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option

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shall be exercisable during the Grantee’s lifetime only by the Grantee. No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer any Option, which is not an Incentive Stock Option, to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and stepchildren). Except as explicitly provided herein, neither an Option nor a stock appreciation right may be transferred for consideration.

(d) Exercise of Option. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and as set forth in the Award Agreement. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Award Agreement pursuant to which it is granted.

(e) Incentive Stock Options Granted to Ten Percent Stockholders. No Incentive Stock Options shall be granted to any Employee who owns, directly or indirectly within the meaning of Section 424(d) of the Code, shares of stock of the Company or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted, the exercise price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its parent and Subsidiary corporations) exceeds $100,000 (or the then applicable maximum under Section 422 of the Code), such Options shall be treated as Nonstatutory Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

5.3    Payment of Exercise Price and Delivery of Shares.

(a) Notice and Payment for Shares. Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No Option shall be deemed exercised in the event that payment therefor is not received and shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company, (iii) outstanding shares of Common Stock duly endorsed to the Company (which shares of Common Stock shall be valued at their Fair Market Value as of the day preceding the date of such exercise), (iv) any combination of the foregoing, or (v) such other method of payment as may be provided in the applicable Award Agreement. The Committee may limit the availability of any method of payment to the extent the Committee determines, in its discretion, that such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

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(b) Rights of Grantee in Stock. Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to the Grantee. Upon the issuance of such shares, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan.

5.4    Restricted Stock. The Committee may, from time to time in its discretion, award shares of restricted Common Stock (“Restricted Stock”) to Eligible Individuals at any time after the Effective Date. Each Award of Restricted Stock under the Plan shall be evidenced by an Award Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a) Number of Shares; Purchase Price. Each Award Agreement evidencing a grant of Restricted Stock shall state the number of shares of Restricted Stock to be subject to an Award. The purchase price for shares of Restricted Stock, if any, will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by applicable law, no cash consideration will be required in connection with the payment for the purchase price where the Committee provides that payment shall be in the form of services previously rendered.

(b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the Award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate including the satisfaction of service and/or performance criteria. Any attempt to dispose of any such shares of Common Stock in contravention of such restrictions shall be null and void and without effect.

(c) Forfeiture. Subject to such exceptions as may be determined by the Committee and subject to the limitations of Section 5.12 hereof, if a Grantee incurs a Termination of Service for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.4(e) hereof) shall thereupon be forfeited by such Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

(d) Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares of Restricted Stock, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares; provided, however, that the payment of dividends shall be withheld until, and conditioned upon, the expiration of the Restricted Period applicable to such Restricted Stock.

(e) Accelerated Lapse of Restrictions. Subject to the limitations of Section 5.12 hereof, the Committee shall have the authority (and the Award Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

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5.5    Grant of Stock Appreciation Rights.

(a) The Committee may grant stock appreciation rights to such Eligible Individuals, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any Option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such Option. A stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right, over (ii) the exercise price of such right as set forth in the Award Agreement (or over the Option exercise price if the stock appreciation right is granted in connection with an Option), multiplied by (iii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an Option, the number of shares subject to the Option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an Option in connection with which a stock appreciation right has been granted, the number of shares of Common Stock subject to the stock appreciation right shall be correspondingly reduced by the number of shares of Common Stock with respect to which the Option is exercised.

5.6    Grant of Restricted Stock Units.

(a) The Committee may grant Awards of restricted stock units to such Eligible Individuals, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee and subject to the limitations of Section 5.12 hereof, in the event of the Grantee’s Termination of Service for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c) At the time of grant, the Committee shall specify the settlement date applicable to each grant of restricted stock units. Such date may be later than the vesting date or dates of the Award. On the settlement date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

5.7    Grant of Performance-Based Awards. The Committee may grant Awards designated as performance awards under the Plan which may be in the form of actual shares of Common Stock or stock units having a value equal to an identical number of shares of Common Stock or other Awards

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including cash-based Awards to such Eligible Individuals, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan, including Section 5.9 hereof (“Performance-Based Awards”). The performance conditions and the length of the performance period shall be determined by the Committee in its discretion. The Committee shall determine in its discretion whether performance shares granted in the form of stock units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

5.8    Other Incentive Awards. The Committee may grant other types of Awards denominated in, linked to or derived from shares of Common Stock or value metrics related to shares of Common Stock to such Eligible Individuals, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

5.9    Performance Goals applicable to Performance-Based Awards; Performance Period. Performance-Based Awards may condition the right to payment of such Awards upon the attainment of specified performance goals (including the Performance Goals) established pursuant to this Section 5.9 and such other factors as the Committee may determine in its sole discretion. The Committee may establish different Performance Goals for different Grantees. The Committee will follow the following procedures to grant Performance-Based Awards:

(a) Establishment of the Performance Period and Performance Goals. A Grantee’s Performance-Based Award will be determined based on the attainment of one or more objective or subjective Performance Goals, as approved by the Committee for a performance period established by the Committee.

(b) Performance Criteria. The Performance Goals may be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) (“Performance Criteria”): measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenues, sales, net revenues or net sales measures; gross profit or operating profit measures (including before or after taxes or other similar measures); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk-adjustment, or other similar measures); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, assets, or net assets or total stockholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); increase in Fair Market Value of Common Stock; sustainability; compliance; workforce diversity; workforce hiring or attrition; employee satisfaction; or any other criteria determined by the Committee.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) or such other objective principles, as may be designated by the Committee. To the extent financial terms are defined under GAAP, all determinations will be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders. Any Performance Goals may be measured in absolute terms or relative to historic performance or the performance of other companies or an index.

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For each fiscal year of the Company, the Committee may (i) designate additional Performance Criteria on which the Performance Goals may be based or (ii) provide for adjustments, modifications or amendments to any of the Performance Criteria described above, including for one or more items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP or (E) attributable to the business operations of any entity acquired by or disposed of by the Company during the fiscal year.

(c) Determination of Performance. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee. No Performance-Based Awards will be paid for such performance period until such determination is made by the Committee. The amount of the Performance-Based Award actually paid to a Grantee may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee and the Committee may adjust a Performance Goal (or method of calculating the attainment of a Performance Goal) to take into account unanticipated events, including changes in law and accounting or tax rules, as the Committee deems necessary or appropriate, or to reflect the impact of extraordinary or unusual items, events, or circumstances. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the Grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

5.10    Clawback/Recapture Policy. Awards under the Plan will be subject to (a) the Ziff Davis, Inc. Clawback Policy and (b) any other clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee (collectively, the “Clawback Policies”). The Grantee’s execution or acceptance of an Award shall constitute the Grantee’s acknowledgement that the Grantee is subject to the Clawback Policies and that such Grantee’s Award may be subject to recoupment, in each case to the extent provided in such Clawback Policies. Nothing herein shall be construed as limiting any right of the Company to impose additional restrictions or other conditions with respect to an Award.

5.11    Grant of Dividend Equivalent Rights. The Committee may in its discretion include in the Award Agreement with respect to any Award of restricted stock units or performance stock units a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, and such other terms and conditions as the Committee shall deem appropriate. Dividend equivalent rights will be paid at the same time as dividend payments are made to stockholders of the Company; provided that dividend equivalent rights with respect to unvested Awards will be subject to the same vesting or performance requirements as the underlying Awards and will only be paid or delivered subject to the underlying Awards becoming vested.

5.12    Minimum Vesting Schedule. Notwithstanding any other provision of the Plan to the contrary, Awards under the Plan other than cash awards, shall be subject to a minimum vesting schedule (or with respect to performance awards, have a minimum performance period) of at least 12 months following the date of grant of the Award; provided that the foregoing restriction shall not apply to the Committee’s discretion to provide for acceleration of vesting of Awards upon a grantee’s death or Disability, Termination of Service under circumstances specified by the Committee (which may include retirement) or a Change in Control; provided, further that the following Awards shall not be

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subject to the foregoing minimum vesting requirement: any (a) Substitute Awards; (b) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s stockholders (so long as such next annual meeting of the Company’s stockholders is at least 50 weeks following the immediately preceding annual meeting date); and (c) any additional Awards that the Committee may grant, up to a maximum of 5% of the shares of Common Stock authorized for issuance under the Plan.

5.13    Change in Control.

(a) Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a Grantee incurs a Termination of Service by the Company or any successor entity thereto without Cause or due to the Grantee’s resignation for Good Reason, in each case, within two years after a Change in Control, (x) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, (y) any outstanding awards that are subject to Performance Goals will be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods and (z) any shares of Common Stock deliverable pursuant to restricted stock units or performance stock units will be delivered promptly (but no later than 15 days) following such Grantee’s Termination of Service.

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(i) any Person (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section, or an individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each, an “Approved Director”), cease for any reason to constitute at least a majority thereof;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any Subsidiary that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares

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into which such voting securities of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities of the Company among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Approved Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv) complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds 75% or more of the Fair Market Value of the Company.

(b) In the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, as determined by the Committee in its sole discretion, including, but not limited to, treatment in accordance with one or more of the following methods (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of Options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such Awards to add events, conditions or circumstances (including Termination of Service within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any Performance Goals or other performance conditions satisfied at target, maximum or actual performance through the Change in Control or provide for the performance conditions to continue (as is or as adjusted by the Committee) after the Change in Control or (v) provide that for a period of at least 20 days prior to the Change in Control, any Options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all Options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash, securities or a combination thereof, the Committee may, in its sole discretion, terminate any Option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

5.14    No Repricing & Reloads. Subject to Section 9.4 hereof, the Committee shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or stock appreciation right to reduce its price per share of Common Stock, (b) cancel any Option or stock appreciation right in exchange for cash or another Award when the Option or stock

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appreciation right price per share of Common Stock equals or exceeds the Fair Market Value of the underlying shares of Common Stock; or (c) subject any Option or stock appreciation right to automatic reload provisions.

ARTICLE VI

TREATMENT OF AWARDS UPON TERMINATION AND DEATH

6.1    Termination Other Than due to Death or for Cause. If a Grantee incurs a Termination of Service for any reason other than death or for Cause, the Grantee may, unless the applicable Award Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such Termination of Service, but in no event later than the date on which the Option would have expired in accordance with its terms. To the extent the Option is not so exercised, it shall expire at the end of such three-month period.

6.2    Termination for Cause. If a Grantee incurs a Termination of Service for Cause, any Option theretofore granted to such Grantee shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee.

6.3    Death. If a Grantee dies (a) while the Grantee is an Employee, Consultant or Director of the Company or a Subsidiary or (b) during the three-month period after the Grantee’s Termination of Service, and at the time of the Grantee’s death the Grantee was entitled to exercise an Option theretofore granted to the Grantee, such Option shall, unless the applicable Award Agreement provides otherwise, expire one year after the date of the Grantee’s death, but in no event later than the date on which the Option would have expired if the Grantee had lived. During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of the Grantee’s death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4    Applicability to Other Awards. Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Service is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding Options and stock appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such Termination of Service and shall be of no further force and effect. The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than Options.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1    Administration. The Plan shall be administered by the Committee or such other committee as may be appointed by the Board, which Committee shall consist of not less than two members, all of whom are members of the Board. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority (a) to interpret the Plan and each of the Award Agreements, (b) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (c) to make all determinations necessary or advisable for the administration of the Plan and (d) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award Agreement.

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The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the stockholders of the Company, the Committee, and each of the members thereof, Eligible Individuals, Grantees and their respective successors in interest.

7.2    Liability. No member of the Committee shall be liable for anything done or omitted to be done by such member of the Committee or by any other member of the Committee in connection with the Plan, except for such Committee member’s own willful misconduct or gross negligence. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.

7.3    Determinations. In making its determinations concerning the Eligible Individuals who shall receive Awards as well as the number of shares of Common Stock to be covered by such Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such Eligible Individual, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan. The Committee may waive any provisions of any Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect, including Section 5.12 hereof. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals and Grantees, whether or not such Eligible Individuals or Grantees, as applicable, are similarly situated.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1    Amendment of Plan.

(a) Generally. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee. Without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded or to the extent applicable to Incentive Stock Options, or Section 422 of the Code, no amendment may be made that would (i) amend Section 3.2 or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) change the classification of employees, directors and service providers eligible to receive Awards under the Plan; (iii) other than adjustments or substitutions in accordance with Section 9.4, amend the terms of outstanding Awards to reduce the exercise price of outstanding exercisable Awards or to cancel outstanding exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or exercisable Awards with an exercise price that is less than the exercise price of the original exercisable Award; or (iv) extend the maximum option period under Section 5.2(b).

(b) Amendments Relating to Incentive Stock Options. To the extent applicable, the Plan is intended to permit the issuance of Incentive Stock Options to Employees in accordance with the provisions of Section 422 of the Code. Subject to Section 8.1(a) above, the Plan, Award

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Agreements may be modified or amended at any time, both prospectively and retroactively, and in a manner that may affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan and Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

8.2 Termination. The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on March 21, 2034 (the day before the 10th anniversary of Board approval of the Plan). No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1    Restrictions upon Grant of Awards. If the listing upon any stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. The Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8 or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9.2    Restrictions upon Resale of Unregistered Stock. Each Grantee shall, if the Company deems it advisable, represent and agree in writing (a) that any shares of Common Stock acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (b) that such Grantee is acquiring such shares of Common Stock for such Grantee’s own account and not with a view to the distribution thereof, and (c) to such other customary matters as the Company may request. In such case, no shares of Common Stock shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

9.3    Non-US Plans and Awards. The Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

9.4    Adjustments.

(a) General. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock

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available for future grants of Options or other Awards under Section 3.2, (ii) the number of shares of Common Stock covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award.

(b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options and other Awards shall be subject to the agreement of merger or reorganization.

(c) Reservation of Rights. Except as provided in this Section 9.4, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option or other Award. The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.5    Withholding of Taxes; Tax Elections.

(a) Each Grantee who exercises a Nonstatutory Stock Option and each Grantee who holds Restricted Stock or other Awards that have vested shall agree that no later than the date of exercise or receipt of shares of Common Stock pursuant to such Option and no later than the date such Restricted Stock or other Award vests (in whole or in part) the Grantee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the transfer to the Grantee or vesting in the Grantee of such shares of Common Stock.

(b) The applicable Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):

(i) by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be so withheld, or

(ii) by electing to have the Company withhold the requisite number of shares of Common Stock from shares of Common Stock otherwise deliverable pursuant to the exercise of the Option or vesting of Restricted Stock or other Award giving rise to the tax withholding obligation provided, however, that

(A) the Grantee’s election and the withholding pursuant thereto take effect during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date, and six months have elapsed since the date the Option or Restricted Stock or other Award was granted, or

(B) such election was irrevocably made by the Grantee and filed with the Committee in writing at least six months in advance of the date on which such withholding occurs. The Committee may require, as a condition of accepting any such delivery of Common Stock or any such election by the Grantee, that the Grantee furnish to the Company an opinion

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of counsel to the effect that such delivery or election will not result in the Grantee incurring any liability under Section 16(b) of the Exchange Act.

(c) If the Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Grantee’s Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if the Grantee makes such election, the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within 10 days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this Section 9.5.

(d)     If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days thereof.

9.6    Use of Proceeds; Unfunded Plan. The proceeds from the sale of Common Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Grantee any rights that are greater than those of a general creditor of the Company or any affiliate.

9.7    Substitution of Awards. Awards may be granted under this Plan in substitution for awards held by individuals who are employees of another corporation and who become Eligible Individuals pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of any Awards so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Awards granted pursuant to the Plan to the provisions of the awards in substitution for which they are granted.

9.8    Notices; Paperless Administration. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other, which may include the applicable party’s email address as shown on the records of the Company. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Grantee may be permitted through the use of such an automated system.

9.9    Nature of Payments. Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

9.10    Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive,

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Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

9.11    Waiver of Claims. Prior to being selected by the Committee to receive an Award, an Eligible Individual has no right to any benefits hereunder. In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of the Plan or an Award Agreement).

9.12    Section 409A.

(a) Although the Company does not guarantee to a Grantee the particular tax treatment of any Award, all Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A of the Code (“Section 409A”) will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern. In no event shall the Company or any of its respective affiliates, directors, consultants, officers, employees, or advisers be liable for any additional tax, interest or penalties that may be imposed on a Grantee by Section 409A or for any damages for failing to comply with Section 409A.

(b) Without limiting the generality of Section 9.12(a), with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(i) any payment due upon a Grantee’s Termination of Service will be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(ii) any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(iii) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(iv) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

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(v) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award;

(vi) for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; and

(vii) whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole and absolute discretion of the Company.

9.13    Governing Law. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States of America, shall be governed by the laws of the State of Delaware and construed accordingly.

9.14    Indemnification. To the extent allowable pursuant to applicable law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit, or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by such Person in satisfaction of judgment in such action, suit, or proceeding against such Person; provided, however, that such Person gives the Company an opportunity, at its own expense, to handle and defend the same before such Person undertakes to handle and defend it on such Person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.15    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

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ZIFF DAVIS, INC.
114 5TH AVE, 15TH FLOOR
NEW YORK, NY 10011

SCAN TO
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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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V34129-P05573 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ZIFF DAVIS, INC.

The Board of Directors recommends you vote FOR the following.

Nominees:	For	Against	Abstain
1a. Vivek Shah	☐	☐	☐
1b. Sarah Fay	☐	☐	☐
1c. Jana Barsten	☐	☐	☐
1d. Trace Harris	☐	☐	☐
1e. William Brian Kretzmer	☐	☐	☐
1f. Kirk McDonald	☐	☐	☐
1g. Neville Ray	☐	☐	☐
1h. Scott C. Taylor	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To ratify the appointment of KPMG LLP to serve as Ziff Davis' independent auditors for fiscal 2024.	☐	☐	☐
3. To provide an advisory vote on the compensation of Ziff Davis' named executive officers.	☐	☐	☐
4. To approve the Ziff Davis 2024 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V34130-P05573

Ziff Davis, Inc.
Annual Meeting of Stockholders
May 7, 2024 9:30 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bret Richter and Jeremy Rossen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ziff Davis, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM ET on May 7, 2024, at www.virtualshareholdermeeting.com/ZD2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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